UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

lululemon athletica inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TO OUR SHAREHOLDERS:
We are pleased to invite you to attend the annual meeting of shareholders of lululemon athletica inc. on Wednesday, June 7, 2023, beginning at 8:00 a.m., Pacific Time. The annual meeting will be a virtual meeting of shareholders, which will be conducted via live webcast. You will be able to attend the annual meeting of shareholders online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/LULU2023. You also will be able to vote your shares electronically at the annual meeting.
We are excited to continue to embrace the latest technology to provide expanded access, improved communication, and cost savings for our shareholders and the company. We believe hosting a virtual meeting helps enable greater shareholder attendance at the annual meeting by allowing shareholders that might not otherwise be able to travel to a physical meeting to attend online and participate from any location around the world.
Details regarding how to attend the meeting online and the business to be conducted at the annual meeting are more fully described in the accompanying notice and proxy statement.
This year we are again providing access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission's "notice and access" rules. As a result, we are sending to many of our shareholders a notice instead of a paper copy of this proxy statement and our 2022 annual report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those shareholders can receive a paper copy of our proxy materials, including this proxy statement, our 2022 annual report, and a form of proxy card or voting instruction card.
All shareholders who do not receive a notice, including shareholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. Continuing to employ this distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.
Your vote is important. Regardless of whether you plan to participate in the annual meeting online, we hope you will vote as soon as possible. You may vote by proxy over the Internet, telephone or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet, telephone, or by paper proxy, or voting instruction card will ensure your representation at the annual meeting regardless of whether you attend the virtual meeting.
Thank you for your ongoing support of, and continued interest in, lululemon.
Sincerely,

/s/ Calvin McDonald
Calvin McDonald
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date	Virtual Meeting
June 7, 2023 at 8:00 a.m., Pacific Time Online check-in will begin at 7:30 a.m., Pacific Time	Virtual Live webcast at www.virtualshareholdermeeting.com/LULU2023

Proposal		Board recommends you vote:
MANAGEMENT PROPOSALS
Proposal No. 1	Election of three Class I directors to a three-year term and approval of the continuation of one Class II director to serve remainder of term	For ✓
Proposal No. 2	Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2023	For ✓
Proposal No. 3	Advisory vote to approve the compensation of our named executive officers	For ✓
Proposal No. 4	Advisory vote on the frequency of say-on-pay votes	No Recommendation
Proposal No. 5	Approval of the adoption of the 2023 Equity Incentive Plan	For ✓
Shareholder vote
Shareholders of record at the close of business on April 10, 2023, are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof. A list of those shareholders entitled to vote at the annual meeting will be available for examination by any shareholder for any purpose germane to the meeting for a period of ten days prior to the meeting at our principal offices. If you would like to schedule an appointment to examine the shareholder list during this period, please email our company secretary at investors@lululemon.com.
Online Access to Proxy
We are pleased to continue using the U.S. Securities and Exchange Commission's "notice and access" delivery model allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that this delivery process will expedite shareholders' receipt of proxy materials and lower the costs and reduce the environmental impact of the annual meeting. On or about April 27, 2023, we intend to send to our shareholders a Notice of Internet Availability of Proxy Materials, containing instructions on how to access our proxy statement and 2022 annual report, on how to vote online, and on how to access the virtual annual meeting and the shareholder list. This notice also provides instructions on how to receive a paper copy of the proxy materials by mail.
Technical Help
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page.

Whether or not you plan to attend the annual meeting, please vote your shares via the Internet or telephone, as described in the accompanying materials, as soon as possible to ensure that your shares are represented at the meeting, or, if you elect to receive a paper copy of the proxy card by mail, you may mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. If you attend the virtual meeting you will, of course, have the right to revoke the proxy and vote your shares electronically at the meeting.

By order of the board of directors,

/s/ Calvin McDonald
Calvin McDonald
Chief Executive Officer
Vancouver, British Columbia
April 27, 2023

LULULEMON ATHLETICA INC.
PROXY STATEMENT
2023 ANNUAL MEETING OF SHAREHOLDERS
Wednesday, June 7, 2023
GENERAL INFORMATION
This proxy statement is being provided to solicit proxies on behalf of the board of directors of lululemon athletica inc. for use at the annual meeting of shareholders to be held on Wednesday, June 7, 2023 at 8:00 a.m., Pacific Time. Our principal offices are located at 1818 Cornwall Avenue, Vancouver, British Columbia, V6J 1C7.
Virtual Annual Meeting
We are pleased to inform you that this year's meeting will again be a virtual meeting, which will be conducted via live webcast. You will be able to attend the annual meeting online, vote your shares electronically, and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/LULU2023. We expect to first make this proxy statement available, together with our 2022 annual report, to shareholders on or about April 27, 2023.
Our board of directors considers the appropriate format for our annual meeting of shareholders on an annual basis. We are pleased to continue to embrace the latest technology to provide expanded access, improved communication, and cost savings for our shareholders and lululemon. Our virtual format allows shareholders to submit questions and comments and to vote during the meeting. We believe the virtual meeting format allows our shareholders to engage with us no matter where they live in the world, and is accessible and available on any internet-connected device, be it a phone, a tablet, or a computer. We believe the benefits of a virtual meeting allow our shareholders to have robust engagement with lululemon, and is in the best interests of our shareholders at this time.
Who May Vote
Only persons who are holders of record of our common stock or our special voting stock at the close of business on April 10, 2023, which is the record date, will be entitled to notice of and to vote at the annual meeting. On the record date, 122,204,034 shares of common stock and 5,115,961 shares of special voting stock were issued and outstanding. Each share of common stock and special voting stock is entitled to one vote at the annual meeting. Holders of common stock and special voting stock will vote together as a single class on all matters that come before the annual meeting. Accordingly, throughout this proxy statement we refer generally to our outstanding common stock and special voting stock together as our "common stock."
What Constitutes a Quorum
Shareholders may not take action at the annual meeting unless there is a quorum present at the meeting. Shareholders participating in the virtual meeting are considered to be attending the meeting "in person." The presence, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote as of the close of business on the record date constitutes a quorum. Abstentions and broker non-votes will each be counted as present for the purposes of determining the presence of a quorum. Broker non-votes occur when brokers holding shares in street name for beneficial owners do not receive instructions from the beneficial owners about how to vote the shares. An abstention occurs when a shareholder withholds such shareholder's vote by checking the "abstain" box on the proxy card, or similarly elects to abstain via the Internet or telephone voting. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, including the ratification of the appointment of an independent registered accounting firm.

Vote Required
MANAGEMENT PROPOSALS

Proposal No. 1
A nominee for director will be elected to the board, and a continuing director will be approved, if the votes cast for the nominee's election or approval of the continuing director exceed the votes cast against that nominee's election or the approval of the continuing director at the meeting. Abstentions and broker non-votes will have no effect on the outcome of the election and we do not have cumulative voting in the election of directors.

Proposal No. 2
The selection of our independent registered public accounting firm will be ratified if the votes cast for this proposal exceed the votes cast against this proposal at the meeting. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Proposal No. 3
The compensation of our named executive officers will be approved, on an advisory basis, if the votes cast for this proposal exceed the votes cast against this proposal at the meeting. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Proposal No. 4
The stockholders' preferred frequency for how often we should include an advisory "say-on-pay" vote in our proxy materials for future stockholder meetings will be the option that receives the highest number of votes cast on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Proposal No. 5
The adoption of the lululemon athletica inc. 2023 Equity Incentive Plan will be approved if the votes cast for this proposal exceed the votes cast against this proposal at the meeting. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Voting Process
Shares that are properly voted or for which proxy cards are properly executed and returned will be voted at the annual meeting in accordance with the directions given. In the absence of directions, these shares will be voted "FOR" the election of the director nominees and the continuing director named in this proxy statement, "FOR" Proposals No. 2, No. 3, and No. 5, and "FOR" the option of including the advisory "say-on-pay" vote in proxy materials for future stockholder meetings every year, which was the frequency most recently preferred by stockholders.
We do not expect any other matters to be brought before the annual meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their discretion with respect to those matters.
The manner in which your shares may be voted depends on how your shares are held. If you are the record holder of your shares, meaning you appear as the holder of your shares on the records of our stock transfer agent, you may vote those shares via the Internet or telephone, or, if you request a printed copy of the proxy materials, via a proxy card for voting those shares included with the printed proxy materials. If you own shares in street name, meaning you are a beneficial owner with your shares held through a bank or brokerage firm, you may instead receive a notice with instructions on how to access proxy materials as well as how you may instruct your bank or brokerage firm how to vote your shares.
Voting on the Internet
You can vote your shares via the Internet by following the instructions in the notice. The Internet voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm your voting instructions have been properly recorded. If you vote via the Internet, you do not need to complete and mail a proxy card. We encourage you to vote your shares via the Internet in advance of the annual meeting even if you plan to attend the annual meeting.

Voting by Mail
You can vote your shares by mail by requesting that a printed copy of the proxy materials be sent to your address. When you receive the proxy materials, you may fill out the proxy card enclosed therein and return it per the instructions on the card. By signing and returning the proxy card according to the instructions provided, you are enabling the individuals named on the proxy card, known as "proxies," to vote your shares at the annual meeting in the manner you indicate. If you request a printed copy of the proxy materials, we encourage you to sign and return the proxy card even if you plan to attend the annual meeting.
Voting by Telephone
You can vote your shares by telephone. Instructions are included with your notice. If you vote by telephone, you do not need to complete and mail your proxy card.
Attendance and Voting at the Annual Meeting
Most of our shareholders hold their shares through a broker, trustee or other nominee rather than directly in their own name. There are some distinctions between shares held of record and those owned beneficially. If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the "shareholder of record." As the shareholder of record, you have the right to attend the meeting, grant your voting proxy directly to lululemon or to a third party, or to vote your shares during the meeting. If your shares are held in a brokerage account, by a trustee or by another nominee (that is, in "street name"), you are considered the "beneficial owner" of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee or nominee how to vote, or to vote your shares during the annual meeting.
Revocation
If you are the record holder of your shares, you may revoke a previously granted proxy at any time before the annual meeting by delivering to the company secretary of lululemon a written notice of revocation or a duly executed proxy bearing a later date or by voting your shares electronically at the annual meeting. Any shareholder owning shares in street name may change or revoke previously given voting instructions by contacting the bank or brokerage firm holding the shares. Simply attending the annual meeting does not revoke your proxy. Your last vote, prior to or at the annual meeting, is the vote that will be counted.
Householding
The SEC permits companies to send a single notice, and for those shareholders that elect to receive a paper copy of proxy materials in the mail, one copy of this proxy statement, together with our 2022 annual report, to any household at which two or more shareholders reside, unless contrary instructions have been received, but only if we provide advance notice and follow certain procedures. In such cases, each shareholder continues to receive a separate notice, and for those shareholders that elect to receive a paper copy of proxy materials in the mail, one copy of our 2022 annual report and this proxy statement. This householding process reduces the volume of duplicate information and reduces printing and mailing expenses. We have not instituted householding for shareholders of record; however, certain brokerage firms may have instituted householding for beneficial owners of our common stock held through brokerage firms. If your family has multiple accounts holding our common stock, you may have already received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of the notice, our 2022 annual report and this proxy statement. The broker will arrange for delivery of a separate copy of the notice, and, if so requested, a separate copy of these proxy materials promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Solicitation of Proxies
We pay the cost of soliciting proxies for the annual meeting. We solicit by mail, telephone, personal contact and electronic means and arrangements are made with brokerage houses and other custodians, nominees and fiduciaries to send notices, and if requested, other proxy materials, to beneficial owners. Upon request, we will reimburse them for their reasonable expenses. In addition, our directors, officers and employees may solicit proxies, either personally or by telephone, facsimile, mail, email or other methods of electronic communication. We have also retained Alliance Advisors, LLC, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of $10,000 plus reasonable out-of-pocket expenses. Shareholders are requested to return their proxies without delay.
Note Regarding Forward-Looking Statements
This proxy statement includes estimates, projections, statements relating to our business plans, objectives, and expected operating results that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We use words such as "anticipates," "believes," "estimates," "may," "intends," "expects," and similar expressions to identify forward-looking statements. All forward-looking statements are inherently uncertain as they are based on our current expectations and assumptions concerning future events and may be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including the risks, uncertainties and assumptions described in the "Risk Factors," “Quantitative and Qualitative Disclosures About Market Risk,” and “Management’s Discussion and Analysis” sections of our periodic reports on Form 10-K and Form 10-Q. Any or all of our forward-looking statements in this report may turn out to be inaccurate. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this report may not occur as contemplated, and our actual results could differ materially from those anticipated or implied by the forward-looking statements. All forward-looking statements in this proxy statement are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement.
This proxy statement includes several website addresses and references to additional materials found on those websites. These websites and materials are not incorporated by reference herein.

Year In Review
In this proxy statement, we refer to the fiscal year ended January 29, 2023 as "2022" and the fiscal year ended January 30, 2022 as "2021."
Team Canada Outfitter
lululemon is the official clothing outfitter of Team Canada which began with the Beijing February 2022 Olympic and Paralympic Winter Games, and extends through the Los Angeles 2028 Summer Games.
Through this partnership, we powerfully support Canada's athletes in maximizing their full potential by co-creating products, experiences, and tools.
The 2022 Team Canada collection reflects innovative, technical products to support Team Canada athletes in achieving their biggest goals.
Footwear
Our history, and research and understanding of how women uniquely move and want to feel, are the foundation for our approach to footwear. This year, we are proud to celebrate being awarded with the Launch of the Year at the 36th annual Footwear News (FN) Achievement Awards.
The four styles launched in 2022 are:
Blissfeel     A running shoe engineered with an upper that is designed to support movement and an energy-filled underfoot foam cushioning technology, which work together to make the miles feel effortless and blissful when running the distance.

Chargefeel    A cross-training shoe designed for gym training and short runs with a dual density midsole for energy dampening and return, and an upper that provides midfoot lock down.
Restfeel     An elevated, dual-gender slide for post-workout. Leveraging the same design philosophy that drives lululemon’s performance shoes, delivering unparalleled feel and aesthetic for the guest who wants something easy to slide on.
Strongfeel     A training shoe designed for multi-directional movement that features a low profile, supportive midsole with a multi-directional outsole and an upper that locks the foot in place.
The Power of Three ×2
Overview
In 2019 we announced our Power of Three growth plan which established our goal to double our total net revenue by 2023 and outlined our plans to double men's net revenue, double digital net revenue, and to quadruple international net revenue. We achieved our goal to double our total net revenue ahead of schedule, and in 2022 we launched our new 5-year growth plan, the Power of Three ×2.
Our Power of Three ×2 plan leverages the success of our prior growth strategy, and is comprised of three key pillars – Product Innovation, Guest Experience, and Market Expansion. We continue to see opportunity to grow our men's, direct to consumer, and international net revenue, while continuing to grow our core businesses.
2022 was the inaugural year of our new plan and we successfully executed against our goals by delivering 30% net revenue growth. Our strength was balanced across channel, region, and merchandise category; and was achieved in a challenging macroeconomic backdrop with ongoing supply chain disruptions. The underlying trends that have fueled our business continue to do so, and include a desire for guests to live an active and healthy lifestyle, the desire for apparel that offers versatility, the desire to be part of a diverse and inclusive community, and the desire to achieve wellness, both physically and mentally.
Product Innovation
We continue to solve for the unmet needs of our guest by bringing new technical innovations into our merchandise assortment. In 2022, we expanded our core running category with the launch of SenseKnit, a proprietary fabric technology offering zoned compression. We entered new activities with our capsule collections for golf, tennis, and hiking. And we launched footwear, enabling us to provide a head-to-toe solution to our guests.
Guest Experience and Membership
Our omni operating model allows us to efficiently and effectively serve our guests in the ways most convenient to them – either in-store or online. We saw strength across both channels in 2022 as net revenue in our company-operated store channel increased 29% and our direct to consumer net revenue increased 33%.
Community is at the core of our brand. In 2022, we continued to engage with guests via in-store events, 10K runs in Atlanta and Houston, ambassador-led activations, and our Summer Sweat Games in China Mainland, among other in-person events. In addition, we connect with our community of guests through our connected fitness content provided by lululemon Studio.
In October 2022, we launched our new two-tier membership program. The Essential membership tier is free and provides access to select content, as well as certain benefits in-store and online. We rebranded MIRROR to become lululemon Studio, the premium paid tier of the program which offers members a connected fitness experience via in-home hardware. As part of our membership launch, we also enhanced the lululemon Studio offering to include access to exclusive content provided by outside studio partners, as well as a discount on lululemon product purchases.
As concerns with the COVID-19 pandemic have subsided the connected fitness industry has experienced challenging market conditions, and as a result we have seen weakening demand for our in-home fitness hardware. Hardware unit sales did not meet our expectations during the peak holiday selling period and the reduction in customer acquisition costs was less than anticipated. As a result, in the fourth quarter, we reviewed our strategy and we plan to evolve lululemon Studio to focus on digital app-based services. Building on the two-tier membership program, we will be expanding the lululemon Studio premium tier by enabling guests to access digital fitness content via a new app, launching in summer 2023, for a lower monthly fee. We believe this strategy will enable more guests to experience our digital fitness content, while also building a larger community of guests with a deeper connection to lululemon.
In 2022 we recognized post-tax charges totaling $442.7 million related to lululemon Studio, including the impairment of goodwill, intangible assets, and property and equipment, and provisions against hardware inventory. See the section "Critical Accounting Policies and Estimates", Goodwill Impairment Assessment in Item 7 and Note 8. Impairment of Goodwill and Other Assets included in Item 8 of Part II of the Annual Report on Form 10-K for the fiscal year ended January 29, 2023 for further information.
Market Expansion
We continued to expand our presence both in North America and in our international markets. During 2022, we opened 81 net new company-operated stores, including 31 stores in the People's Republic of China (PRC), nine stores in the rest of Asia Pacific, 32 stores in North America, and nine stores in Europe, including our first locations in Spain.
In 2022, our net revenue in North America increased by 29%. In our international markets, despite certain COVID-19 closures in the PRC, we saw net revenue growth of 35%.
Like New
Starting on Earth Day, the Like New resale program became available to all guests across the U.S., following a successful pilot in 2021. We believe this is a step toward a circular ecosystem, and reducing our environmental footprint.
Through the program, lululemon guests in the U.S. can trade in pre-loved lululemon clothing in exchange for an e-gift card at one of our U.S. stores and shop resale products online at likenew.lululemon.com. The expansion includes a robust assortment of gently used lululemon items, ranging from pants, tops, shorts, jackets and more.
Global Wellbeing Report
We released our second annual Global Wellbeing Report demonstrating our ongoing commitment to advocate for holistic wellbeing across physical, mental and social dimensions.
The 10-market study benchmarks the state of wellbeing with the Global Wellbeing Index and explores the drivers and barriers to being well.
We believe everyone has the right to be well, and this report supports the call-to-action for a continued focus on the health and wellbeing of one another, and the communities we serve.
Our People
Our goal is to develop inclusive leaders who enable growth and wellbeing for all.
We're proud to have been named as one of the top 25 Best Places to Work in the US by Glassdoor in 2023, and are the top-ranked employer within the retail industry for the third year in a row.
We offer wide-ranging and holistic benefits to support our employees, including:
•Competitive Base Pay: Our 2022 minimum base pay for our North American stores and Guest Education Centre (GEC) was $15 or $17 depending on the role and market. In addition, employees continue to be eligible for lululemon's team-based bonus programs, with the ability to earn up to an additional $3 per hour on average, and up to $12 per hour, for store-based goals and results achieved.
•Pay Equity: We seek to maintain 100% gender pay equity within our entire global employee population, meaning equal pay for equal work across genders, by geography. We have achieved full pay equity, including gender and race, in the United States. We follow local laws and regulations and where we are able to collect the data necessary to confirm complete pay equity, we do so.
•Mental Health and Health Benefits: Our comprehensive health benefits program for eligible employees and dependents, include mental health offerings and support such as mental health first aid training, an employee assistance program, and paid time off to promote wellbeing.
•Parenthood Program and Support Groups: Our global gender-neutral parenthood program offers paid leave of up to six months for employees at all levels based on tenure for maternity, paternity, and adoption leaves. We also provide access to education on inclusive family forming.
•Professional Coaching: Our internal development serves three main purposes - to support people in their personal growth, career progression and strengthening their skills in their current role. We offer our employees a variety of programs throughout their career progression, including our Purpose, Vision & Goals program, leadership development curriculum, and Coaching & Mentorship program.
•IDEA (Inclusion, Diversity, Equity, and Action): Our IDEA mission is to expand being well to encompass a culture of inclusion where diversity is celebrated, equity is the norm, and action is the commitment. In 2022, lululemon continued to make significant strides in our IDEA journey, building an ecosystem of inclusion that resulted in increased representation, a healthier culture, application of inclusive design principles, and the implementation of IDEA in everything we do.
Financial Highlights
The summary below compares 2022 to 2021 and provides both GAAP and non-GAAP financial measures. The adjusted financial measures for 2022 exclude impairment and other charges recognized in relation to our lululemon Studio business unit (formerly MIRROR) and also exclude the net gain on the sale of an administrative building.
•Net revenue increased 30% to $8.1 billion.
•Company-operated stores net revenue increased 29% to $3.6 billion.
•Direct to consumer net revenue increased 33% to $3.7 billion.
•Gross profit increased 24% to $4.5 billion. Adjusted gross profit increased 26% to $4.6 billion.
•Gross margin decreased 230 basis points to 55.4%. Adjusted gross margin decreased 150 basis points to 56.2%.
•Operating income was consistent at $1.3 billion. Adjusted operating income increased 30% to $1.8 billion.
Refer to the non-GAAP reconciliation table in Appendix B of this proxy statement for reconciliations between the above adjusted non-GAAP financial measures and the most directly comparable measures calculated in accordance with GAAP.

lululemon in 2022 Numbers

North America
419
Stores
Europe
46
Stores
People's Republic of China
117
Stores
Asia-Pacific
73
Stores

34,000
Approximate Employees

18
Countries where we have retail stores

655
Stores

81
New stores opened

*Company-operated store numbers as at January 29, 2023

Our Impact
Our stake in the ground toward an equitable, sustainable future
We believe we have a unique opportunity and platform from which to inspire change. Our Impact Agenda outlines our social and environmental commitments, and multi-year strategies to contribute to a healthier world. Established in 2020 to guide our efforts internally and address the need for systemic change in our industry and around the world, our Impact Agenda is informed by issues that matter most for our society, industry, brand and people, as well as our values, progress, and learnings.
We take a holistic approach to responsibility and advancing positive impact, and understand the interconnectedness of our people, product, planet, and the communities we serve – knowing that when we focus on one, we also impact another.
The three pillars address priority social and environmental issues, each with a vision for success, goals, commitments, and metrics to support the future of our business and our commitment to be a responsible industry leader.
2021 Impact Report
In September 2022, we released our annual Impact Report to share progress against our commitments. Our impact governance structure brings together diverse representation of levels and functions across the organization, including members of our board of directors, to oversee and deliver this work. The annual Impact Report can be found on our website (https://corporate.lululemon.com/our-impact).

Be human.	Be well.	Be planet.

Our vision for creating environments that are equitable, inclusive, and foster growth for our employees, ambassadors, and the people who make our products (makers).

We take steps toward a more equitable world, by creating an inclusive work environment that reflects the global communities we serve, and by advancing working conditions and wellbeing of people who make our products.	Our vision for advancing equity in wellbeing and contributing to conditions that enable the communities we serve to thrive.

We believe everyone has the right to be well, and that the path to wellbeing is possible when tools, support and resources are available. We are working to break barriers that prevent access to wellbeing for those most impacted by systemic inequities across the globe.
Our vision for minimizing environmental harm and contributing to restoring a healthy planet.

We've set science-based climate targets that we believe are the foundations for our climate action goals. We innovate more sustainable materials to support high quality products with steps toward circularity, while reducing environmental impacts. We work across our value chain to reduce our carbon, waste and water footprint, improve chemicals management, and develop products that we believe reflect the values of our guests and key stakeholders.

Focus Area	Focus Area	Focus Area
•IDEA •Employee Empowerment •Fair Labor Practices •Wellbeing of People Who Make Our Products	•Equitable Access to Wellbeing Tools and Resources •Research Advocacy and Inclusive Innovation •Centre for Social Impact	•Climate Action •Sustainable Product and Materials Innovation •Circularity and New Guest Models •Water and Chemistry •Packaging and Waste

Executive Officers

Calvin McDonald, Chief Executive Officer	Officer since: 2018 Age: 51

Calvin McDonald was appointed chief executive officer of lululemon and a member of our board of directors in August 2018. Prior to joining lululemon, Mr. McDonald served for five years as president and chief executive officer of Sephora Americas, a division of the LVMH group of luxury brands. Prior to joining Sephora in 2013, Mr. McDonald spent two years as president and chief executive officer of Sears Canada. Prior to his tenure at Sears Canada, Mr. McDonald spent 17 years at Loblaw Companies Limited, a grocery and pharmacy leader in Canada. Mr. McDonald is on the board of directors of The Walt Disney Company. Mr. McDonald received an MBA from the University of Toronto, and a Bachelor of Science degree from the University of Western Ontario.

Meghan Frank, Chief Financial Officer	Officer since: 2020 Age: 46

Meghan Frank has served as our chief financial officer since November 2020. She joined lululemon in 2016 as the senior vice president, financial planning and analysis, and served as interim co-chief financial officer from April 2020 until her appointment to chief financial officer. Ms. Frank is now responsible for leading finance, tax, treasury, investor relations, asset protection, facilities, operations excellence, and strategy functions of the business. Prior to joining lululemon, Ms. Frank held senior finance and merchandise planning roles at Ross Stores and J. Crew, where she served for nearly a decade. She earned her Bachelor of Arts degree from Colgate University.

Celeste Burgoyne, President, Americas and Global Guest Innovation	Officer since: 2016 Age: 49

Celeste Burgoyne was appointed as our president, Americas and global guest innovation in October 2020. Since joining lululemon in 2006, she has led the U.S. expansion for lululemon, and expanded to oversee all guest-facing aspects of the North America business, including e-commerce, stores and alternative channels. She is also responsible for leading our guest innovations for lululemon globally. Prior to joining lululemon, Ms. Burgoyne held various leadership positions during her ten years at Abercrombie & Fitch. Ms. Burgoyne holds a B.A. from the University of San Diego.

Michelle (Sun) Choe, Chief Product Officer	Officer since: 2018 Age: 54

Sun Choe has served as our chief product officer since September 2018, leading the merchandising and design teams for the company. She joined lululemon in 2016 as senior vice president, global merchandising and has been instrumental in elevating merchandising capabilities, partnering with design leadership and innovation to deliver the lululemon vision to guests through best-in-class product assortments. Prior to joining lululemon, Ms. Choe served as chief global product merchant at Marc Jacobs and worked in multi-channel merchandising at brands including West Elm, Madewell, and Urban Outfitters. Ms. Choe received her B.A. from the University of Maryland College Park.

André Maestrini, Executive Vice President, International	Officer since: 2021 Age: 59

André Maestrini has served as our executive vice president, international since January 2021, leading our international expansion in the People’s Republic of China, the rest of Asia Pacific, and Europe. Mr. Maestrini's responsibilities include leading our company's global offices, and continuing to grow the brand globally and across multiple channels. Prior to joining lululemon, Mr. Maestrini spent 14 years at adidas in various senior roles and across several of the company’s global offices, most recently as the global general manager of sport business units and managing director of Latin America. Prior to adidas, Mr. Maestrini held marketing roles at The Coca-Cola Company, Danone, and Kraft Jacobs Suchard. He received a master’s degree in Marketing from ESSEC Business School in Paris, France.

Nicole (Nikki) Neuburger, Chief Brand Officer	Officer since: 2020 Age: 42

Nikki Neuburger has served as our chief brand officer since January 2020 with the responsibility to lead our marketing, sustainable business and social impact teams - including communications, brand management, creative, events, retail marketing, sports marketing and partnerships - globally. Between 2018 and 2020, Ms. Neuburger was the global head of marketing at Uber Eats where she led the introduction and expansion of the brand around the world. Prior to that, Ms. Neuburger built a 14-year career at Nike where she most recently served as the vice president of Nike Running. Ms. Neuburger received her Bachelor of Science in Business Administration from Oregon State University.

Board of Directors

Martha (Marti) Morfitt, Chair of the Board	Director since: 2008 Age: 65

Marti Morfitt has been a member of our board of directors since December 2008, and has been the chair of the board since March 2022.
She has served as a principal of River Rock Partners, Inc., a business and cultural transformation consulting firm, since 2008. Ms. Morfitt served as the chief executive officer of Airborne, Inc. from October 2009 to March 2012. She served as the president and chief executive officer of CNS, Inc., a manufacturer and marketer of consumer healthcare products, from 2001 through March 2007. From 1998 to 2001, she was chief operating officer of CNS, Inc. Ms. Morfitt currently serves on the board of directors of Graco, Inc. and Olaplex Holdings, Inc. She served on the board of directors of Mercer International Inc. from 2017 to 2020, and Life Time Fitness, Inc. from 2008 to 2015. She received her HBA from the Richard Ivey School of Business at the University of Western Ontario, and an MBA from the Schulich School of Business at York University.

Skills & Experience
Our board of directors selected Ms. Morfitt to serve as director because she has extensive public board experience and years of leading and managing branded consumer businesses, and their operations and strategic planning.

David Mussafer, Lead Director	Director since: 2014 Age: 59

David Mussafer is the lead director and has been a member of our board of directors since September 2014.
Mr. Mussafer also served as a director of lululemon from 2005 until 2010. Mr. Mussafer is chairman and managing partner of Advent International Corporation which he joined in 1990. Prior to Advent, Mr. Mussafer worked at Chemical Bank and Adler & Shaykin in New York. Mr. Mussafer has led or co-led more than 30 buyout investments at Advent across a range of industries. Mr. Mussafer’s current directorships also include Olaplex Holdings Inc. and Thrasio. Mr. Mussafer previously served as a director of First Watch Restaurants, Inc., Aimbridge and Serta Simmons Holdings LLC among others. Mr. Mussafer holds a BSM, cum laude, from Tulane University and an MBA from the Wharton School of the University of Pennsylvania.

Skills & Experience
Our board of directors believes Mr. Mussafer's extensive experience enables him to provide valuable insights to the board of directors regarding board processes, and operations as well as the relationship between the board of directors and shareholders.

Michael Casey, Director	Director since: 2007 Age: 77

Michael Casey has been a member of our board of directors since October 2007. Mr. Casey also served as co-chair of the board of directors from September 2014 to April 2017, and as chair of the board of directors from May 2014 to September 2014.
He retired from Starbucks Corporation in October 2007, where he had served as senior vice president and chief financial officer from August 1995 to September 1997, and executive vice president, chief financial officer and chief administrative officer from September 1997 to October 2007. Subsequent to retirement he served as a senior advisor to Starbucks Corporation from October 2007 to May 2008, and from November 2008 to January 2015. Prior to joining Starbucks, Mr. Casey was executive vice president and chief financial officer for Family Restaurants, Inc. and president and chief executive officer of El Torito Restaurants, Inc. He was also a member of the board of directors of The Nasdaq OMX Group, Inc. from January 2001 to May 2012. Mr. Casey graduated from Harvard College with a B.A. degree in Economics, cum laude, and Harvard Business School with an MBA degree.

Skills & Experience
Our board of directors selected Mr. Casey to serve as director because he has extensive experience in corporate finance and accounting, managing retail-focused industry operations, strategic planning, and public company corporate governance.

Isabel Mahe, Director	Director since: 2022 Age: 49

Isabel Mahe has been a member of our board of directors since November 2022.
Ms. Mahe currently serves as Vice President and Managing Director of Greater China at Apple Inc. She joined Apple in 2008 as Vice President of Wireless Technologies and oversaw the development of cellular, Wi-Fi, Bluetooth, NFC, location and motion technologies for products across the business. Prior to Apple, she served as Vice President of Wireless Software Engineering at Palm and held key managerial positions at other technology-focused organizations. Isabel served on the Board of Directors for Starbucks from 2019 to 2023, and was named to Fortune’s 50 Most Powerful Women list in 2021 and 2022. She received a Bachelor of Applied Science and a Masters of Engineering from Simon Fraser University in British Columbia, Canada and an MBA from the University of California, Berkeley.

Skills & Experience
Our board of directors selected Ms. Mahe to serve as a director because she has a strong track record of driving growth in fast growing and complex markets, and industries through her knowledge of consumer and product trends.

Kourtney Gibson, Director	Director since: 2020 Age: 41

Kourtney Gibson has been a member of our board of directors since November 2020.
Ms. Gibson has been the chief institutional client officer of TIAA, a provider of secure retirements and outcome-focused investments solutions, since July 2022. Prior to joining TIAA, Ms. Gibson was most recently the executive vice chair of Loop Capital, a global investment banking and brokerage firm, where she started as an intern over 20 years ago and served as President from 2016 to March 2022. Over more than 20 years at Loop Capital, she oversaw various corporate, governmental, institutional and consultant client relations and led multiple functions, including firmwide operations, asset management, strategy, sales and trading. She is on the board of MarketAxess Holdings Inc. She also sits on the board of trustees at the University of Miami and Viterbo University as well on the boards of the Dibia Dream Foundation and Chicago Scholars Foundation. Ms. Gibson is a member of the Economic Club of Chicago and previously served on the Treasury Market Practices Group sponsored by the Federal Reserve Bank of New York. Ms. Gibson received an MBA from the Kellogg School of Management at Northwestern University.

Skills & Experience
Our board of directors selected Ms. Gibson to serve as a director because it believes her accomplishments as a business and finance leader provides experience in identifying opportunities for growing global consumer brands.

Kathryn Henry, Director	Director since: 2016 Age: 57

Kathryn Henry has been a member of our board of directors since January 2016.
Ms. Henry is co-founder and advisor of LightBrite, where she also served as CEO from January 2022 to February 2023. From 2015 to 2022, she served as a strategic consultant for retail and technology companies, in addition to venture capital, investment and consulting firms seeking executive level guidance. Ms. Henry previously served as chief information officer, logistics & distribution at lululemon from 2010 to 2014 where she oversaw all global information and technology operations for the company. Prior to joining lululemon in 2010, Ms. Henry worked at Gap, Inc., where she served as vice president and chief information officer of international IT and Gap North America and was responsible for the systems support of key international growth initiatives. Previously, she was vice president of Dockers Business Divestiture and vice president of global IT strategy & development at Levi Strauss & Co. Ms. Henry was selected as a Global CIO Top 25 Breakaway Leader in 2013, and was a member of the National Retail Federation CIO council during her tenure with lululemon.
Skills & Experience Our board of directors believes Ms. Henry's strategic IT and retail experience as well as her experience with lululemon provides valuable insight to our board of directors.

Alison Loehnis, Director	Director since: 2022 Age: 52

Alison Loehnis has been a member of our board of directors since January 2022.
Since October 2022, Ms. Loehnis has been ad-interim CEO and president of Luxury and Fashion at Yoox Net-a-Porter where she is responsible for Net-a-Porter, Mr. Porter and the Outnet businesses, and where she was president of the luxury division from 2015 until 2021. She has held several leadership roles with expanding responsibility since she joined the company in 2007 and has been instrumental in the conception and launch of major initiatives including TheOutnet.com and MrPorter.com. Previously, Ms. Loehnis held positions with LVMH, Hachette Filipacchi and The Walt Disney Company, after starting her career with Saatchi & Saatchi. Ms. Loehnis received a degree in Art History from Brown University.

Skills & Experience
Our board of directors selected Ms. Loehnis to serve as a director because it believes her experience as a leader in the retail industry, and international markets will provide valuable insight to the company.

Jon McNeill, Director	Director since: 2016 Age: 55

Jon McNeill has been a member of our board of directors since April 2016.
Since January 2020, Mr. McNeill has served as chief executive officer of DVx Ventures. He served as chief operating officer of Lyft, Inc. from March 2018 to July 2019. From September 2015 to February 2018, he served as president, global sales, delivery and service of Tesla Motors Inc., overseeing customer-facing operations. Prior to joining Tesla, he was the chief executive officer of Enservio, Inc., a software company, from 2006 until 2015, and founder of multiple technology and retail companies, including TruMotion, Sterling, First Notice Systems and Trek Bicycles Stores, Inc. He serves on the board of directors of General Motors. Mr. McNeill began his career at Bain & Company. He is a graduate of Northwestern University.

Skills & Experience
Our board of directors selected Mr. McNeill because it believes his executive experience and innovative and entrepreneurial attributes provide valuable insight and are aligned with our unique culture.

Glenn Murphy, Director	Director since: 2017 Age: 61

Glenn Murphy has been a member of our board of directors since April 2017 and served as non-executive chair of the board of directors from August 2018 to March 2022.
Mr. Murphy is an industry executive with over 25 years of retail experience. He has led diverse retail businesses and brands in the areas of food, health & beauty, apparel and books. He is the founder and CEO of FIS Holdings, a high-impact consumer-focused investment firm deploying a combination of operating guidance and capital flexibility. Prior to FIS Holdings, Mr. Murphy served as chairman and chief executive officer at The Gap, Inc. from 2007 until 2014. Prior to that, Mr. Murphy served as the chairman and chief executive officer of Shoppers Drug Mart Corporation from 2001 to 2007. Prior to leading Shoppers Drug Mart, he served as the chief executive officer and president for the Retail Division of Chapters Inc. Mr. Murphy started his career at Loblaws where he spent 14 years. He holds a BA Degree from the University of Western Ontario.

Skills & Experience
Our board of directors selected Mr. Murphy to serve as a director because it believes his extensive retail experience as a leading strategic operator will provide valuable insight to our board of directors.

Emily White, Director	Director since: 2011 Age: 44

Emily White has been a member of our board of directors since November 2011.
She has served as President of Anthos Capital, a Los Angeles-based investment firm since 2018. Prior to Anthos, Ms. White was chief operating officer at Snap, Inc. from January 2014 to March of 2015. Prior to joining Snap, Ms. White held several leadership roles at Facebook Inc. from 2010 to 2013 including as Director of Local Business Operations, Director of Mobile Business Operations and Head of Business Operations at Instagram. From 2001 to 2010, Ms. White worked at Google where she ran North American Online Sales and Operations, Asia Pacific & Latin America business and the Emerging Business channel. Ms. White is on the boards of directors for Northern Start Investment Corp IV, a special purpose acquisition company, Olaplex Holdings Inc., Railsbank, and Guayaki. She was on the board of directors of Graco, Inc. from 2017 to 2022. Ms. White has also served on the boards of the National Center for Women in I.T., a non-profit coalition working to increase the participation of girls and women in computing and technology, and X-Prize, a non-profit focused on creating breakthroughs that pull the future forward. She received a BA in Art History from Vanderbilt University.
Skills & Experience Our board of directors selected Ms. White to serve as a director because of her extensive experience with social networking and technology companies.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
We have a classified board of directors with a total of eleven directors, including four Class I directors, four Class II directors, and three Class III directors who will generally serve until the annual meetings of shareholders to be held in 2023, 2024 and 2025, respectively. One of our current Class I directors, Kourtney Gibson, will not stand for re-election at the annual meeting.
Accordingly, effective as of the 2023 annual meeting, our board of directors will consist of ten directors, including three Class I directors, four Class II directors, and three Class III directors.
Director Nominees for Election at the 2023 Annual Meeting of Shareholders
New and re-nominated directors are evaluated by the corporate responsibility, sustainability and governance committee of our board of directors using information available about the candidate, criteria and procedures included in our "guidelines for evaluating director candidates."
As the term for our Class I directors is expiring at the 2023 annual meeting, the committee has nominated the individuals noted below for re-election. If elected, the directors will serve for a three-year term until our 2026 annual meeting, and until their successors are duly elected and qualified, or until their earlier resignation or removal.
On November 3, 2022, our board of directors appointed Isabel Mahe as our newest director, and determined our shareholders should have the opportunity to vote on Ms. Mahe as a continuing Class II director at this annual meeting. If approved, Ms. Mahe will serve until our 2024 annual meeting, and until her successor is duly elected and qualified or until her earlier resignation or removal.
Our board of directors has no reason to believe that any of the nominees listed above will be unable to serve as a director. If, however, any nominee becomes unavailable, the proxies will have discretionary authority to vote for a substitute nominee. There are no family relationships among any of the directors or executive officers.

Name	Age(1)	Director Since
Class I directors (whose terms would expire at the 2026 annual meeting)
Michael Casey	77	2007
Glenn Murphy	61	2017
David Mussafer	59	2014
Class II director (whose term would expire at the 2024 annual meeting)
Isabel Mahe	49	2022
(1) Age as of April 27, 2023.
Vote Required and Board Recommendation
If a quorum is present, a nominee for director will be elected to the board of directors, and a continuing director will be approved, if the votes cast for the nominee's election or the approval of the continuing director exceed the votes cast against that nominee's election or the approval of the continuing director. If an incumbent director fails to receive the required vote for re-election, then, within 90 days following certification of the shareholder vote by the inspector of elections, the board of directors will determine whether to accept the director's resignation. Abstentions and broker non-votes will have no effect on the outcome of the election.
Our board of directors unanimously recommends a vote "FOR" the election of the three Class I nominees and the continuing Class II director named above.

CORPORATE GOVERNANCE
lululemon's Board of Directors

91% 10 of our 11 directors are independent

55% 6 of our 11 directors identify as female

27% 3 of our 11 directors identify as diverse

Seven Years

Average tenure of our directors

—

+6 years: 6 directors
4-6 years: 2 directors
0-3 years: 3 directors

Our Board of Directors
The following table states the name, principal occupation, age, tenure, and committees of each of our current directors (including the nominees to be elected at this meeting), and the period during which each has served as a director of lululemon.

Name	Occupation	Age(1)	Director Since	Tenure (Years)	Independent	Audit Committee	Corporate Responsibility, Sustainability & Governance Committee	People, Culture & Compensation Committee
Class I directors (whose terms expire and are nominees for re-election at the 2023 annual meeting)
Michael Casey	Retired Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Starbucks Corporation	77	2007	16	●	Chair		●
Glenn Murphy	Founder and Chief Executive Officer of FIS Holdings	61	2017	6	●
David Mussafer Lead Director	Chairman and Managing Partner of Advent International Corporation	59	2014	9	●		Chair
Class I director (whose term expires at the 2023 annual meeting)
Kourtney Gibson	Chief Institutional Client Officer of TIAA	41	2020	3	●	●	●
Class II directors (whose terms expire at the 2024 annual meeting)
Calvin McDonald	Chief Executive Officer of lululemon athletica inc.	51	2018	5
Isabel Mahe	Vice President and Managing Director of Greater China at Apple Inc.	49	2022	5 months	●		●	●
Martha Morfitt Chair	Principal of River Rock Partners Inc.	65	2008	15	●	●		●
Emily White	President of Anthos Capital	44	2011	12	●		●	Chair
Class III directors (whose terms expire at the 2025 annual meeting)
Kathryn Henry	Co-Founder and Advisor of LightBrite	57	2016	7	●	●		●
Alison Loehnis	Ad-interim CEO and President of Luxury and Fashion of Yoox Net-a-Porter	52	2022	1	●	●
Jon McNeill	Chief Executive Officer of DVx Ventures	55	2016	7	●		●
(1) Age is as of April 27, 2023.

Director Skills
Our directors have a diverse set of skills we believe are necessary to create an effective board. The skills listed below are qualifications and experiences we consider important to oversee the management of our business.

	Martha Morfitt	David Mussafer	Michael Casey	Isabel Mahe	Kourtney Gibson	Kathryn Henry	Alison Loehnis	Jon McNeill	Glenn Murphy	Emily White
Senior Leadership	●	●	●	●	●	●	●	●	●	●
International Markets	●	●	●	●	●		●	●	●
Finance/Accounting	●	●	●		●			●	●	●
Public Company Board Service	●	●	●		●	●		●	●	●
Retail Industry	●	●	●	●	●	●	●	●	●
Digital/Technology				●		●	●	●		●
Cybersecurity						●		●
Strategy	●	●	●		●	●	●	●	●	●
HR & Talent	●	●	●			●			●	●
Environmental, Social & Governance (ESG)	●	●	●	●	●	●		●	●

Board Diversity
The demographics listed below are based on voluntary, self-identified characteristics of gender, racial, and LGBTQ+ status of the company's board. The below tables show the board diversity matrix for this year and the previous year.

Board Diversity Matrix on record date of April 10, 2023
Board Size
Total Number of Directors	11
	Female	Male
Gender
Directors	6	5
Number of Directors who self-identify as one of the below:
African American or Black	1	0
Asian	1	0
White	4	5
LGBTQ+	1

Board Diversity Matrix on record date of April 12, 2022
Board Size
Total Number of Directors	11
	Female	Male
Gender
Directors	6	5
Number of Directors who self-identify as one of the below:
African American or Black	1	0
White	5	5
LGBTQ+	1
Independence of the Board
The U.S. federal securities laws pertaining to corporate governance of publicly-traded companies and the Nasdaq listing standards require the board of directors to make an evaluation and determination as to the independence of members of the board of directors in accordance with the standards provided in U.S. federal law and the Nasdaq listing standards. The board of directors has reviewed the general definitions and criteria for determining the independence of directors, information provided by each director, other relevant facts and circumstances bearing on each director's ability to exercise independent judgment in carrying out the responsibilities of a director, any arrangements or understandings between any director and another person under which that director was selected as a director, and the recommendations of the corporate responsibility, sustainability and governance committee regarding the independence of our current directors. Based on this review, our board of directors has determined that the following current members of our board of directors are "independent" for the purposes of the Nasdaq listing standards as they relate to directors:

Martha Morfitt	Isabel Mahe	Alison Loehnis	Emily White
David Mussafer	Kourtney Gibson	Jon McNeill
Michael Casey	Kathryn Henry	Glenn Murphy
Our board of directors has determined that Calvin McDonald, our chief executive officer, is not an independent director by virtue of his current employment with lululemon.

Executive Sessions
Non-management directors generally meet in an executive session without management present each time our board of directors holds its regularly scheduled meetings.
Committees and Meeting Attendance
Our board of directors has three standing committees, including audit; people, culture and compensation; and corporate responsibility, sustainability and governance committees. Each of these committees operates under a written charter adopted by our board of directors. Copies of these charters are available on our website at www.lululemon.com.
Our board of directors held six meetings of the full board of directors during 2022. Each of the standing committees held the number of meetings indicated in the table below. During 2022, each of our directors attended at least 75% of the total number of meetings of our board of directors and the committees of our board of directors on which such director served during that period. Directors are encouraged to attend our annual meetings of shareholders. All of our directors except Ms. Mahe attended the 2022 annual meeting of shareholders.
The table below shows the three standing committees of our board of directors, the members of each committee during 2022 and the number of meetings held by each committee.

Name of Director(1)	Audit	Corporate Responsibility, Sustainability and Governance	People, Culture and Compensation
Martha Morfitt (Chair)	Member
David Mussafer (Lead Director)		Chair
Michael Casey	Chair		Member
Isabel Mahe		Member	Member
Kourtney Gibson	Member	Member
Kathryn Henry	Member		Member
Alison Loehnis	Member
Jon McNeill		Member
Glenn Murphy			Member
Emily White		Member	Chair
Number of meetings in fiscal 2022	7	4	6
(1) Isabel Mahe joined the board of directors effective November 3, 2022.

Audit Committee
The audit committee is appointed by our board of directors to assist it in fulfilling its oversight responsibilities by overseeing the accounting and financial reporting processes of lululemon and the audits of our financial statements as well as overseeing our risk assessment and risk management policies, procedures and practices. The audit committee's primary duties and responsibilities include:
•Appointing and retaining our independent registered public accounting firm, approving all audit, review, and other services to be provided by our independent registered public accounting firm and determining the compensation to be paid for those services;
•Overseeing the integrity of our financial reporting process and systems of internal controls regarding accounting and finance;
•Overseeing the qualifications, independence, and performance of our independent registered public accounting firm;
•Overseeing our financial risk assessment and risk management policies, procedures, and practices;
•Overseeing our enterprise risk assessment and management policies, procedures and practices (including regarding those risks related to information security, cyber security, and data protection);
•Reviewing and, if appropriate, approving any related party transactions;
•Reviewing our code of business conduct and ethics applicable to all directors, officers, and employees, and monitoring and approving any modifications or waivers of the code;
•Providing a means for processing complaints and anonymous submissions by employees of concerns regarding accounting or auditing matters; and
•Monitoring compliance with legal and regulatory requirements.

The current members of the audit committee are Michael Casey (chair), Kourtney Gibson, Kathryn Henry, Alison Loehnis, and Martha Morfitt. Our board of directors has determined that each of the members of the audit committee is "independent" for purposes of the Nasdaq listing requirements as they apply to audit committee members and that Mr. Casey, Ms. Morfitt, and Ms. Gibson qualify as "audit committee financial experts" under the rules of the SEC as they apply to audit committee members.
Corporate Responsibility, Sustainability and Governance Committee
The corporate responsibility, sustainability and governance committee is appointed by our board of directors and is responsible for matters relating to:
•The corporate governance of our company;
•Identifying individuals qualified to become members of our board of directors or any of its committees;
•Recommending nominees for election as directors at each shareholder meeting at which directors are to be elected;
•Recommending candidates to fill any vacancies on our board of directors or any of its committees;
•Overseeing the evaluation of the board of directors and each committee of the board; and
•Reviewing and evaluating the company's programs, policies, practices and reporting relating to corporate responsibility and sustainability, including social and environmental issues and impacts to support the sustainable growth of the company's businesses.
The current members of this committee are David Mussafer (chair), Isabel Mahe, Kourtney Gibson, Jon McNeill and Emily White. Our board of directors has determined that each of the members of this committee is

"independent" for purposes of the Nasdaq listing standards as they apply to board committees performing the nominating function.
People, Culture and Compensation Committee
The people, culture and compensation committee is appointed by our board of directors to assist it in fulfilling its oversight responsibility by overseeing all significant aspects of our compensation policies and programs, including:
•Reviewing and recommending to our board of directors the compensation and annual performance objectives and goals of our chief executive officer;
•Reviewing and approving the compensation of our executive officers (other than the chief executive officer) and getting overall insight into each named executive officer's performance;
•Reviewing, approving, and administering incentive-based and equity-based compensation plans in which our executive officers participate;
•Evaluating risks created by our compensation policies and practices and considering any reasonably likely effect of such risks;
•Establishing and periodically reviewing policies with respect to management perquisites and special benefits;
•Reviewing reporting on succession planning, talent management, and policies and practices with respect to diversity and inclusion;
•Reviewing and recommending to our board of directors new executive compensation programs; and
•Reviewing and recommending to our board of directors proposed changes in director compensation.
Additional information concerning the people, culture and compensation committee's processes and procedures for the consideration and determination of executive and director compensation (including the role of its independent compensation consultant, WTW) can be found in the Compensation Discussion and Analysis section of this proxy statement under the captions "People, Culture and Compensation Committee Duties and Responsibilities," "Role of the Independent Compensation Consultant," and "Role of People, Culture and Compensation Committee and Chief Executive Officer in Executive Compensation."
The current members of this committee are Emily White (chair), Michael Casey, Isabel Mahe, Kathryn Henry, and Glenn Murphy. Our board of directors has determined that each of the members of this committee is "independent" for purposes of the Nasdaq listing standards as they apply to board committees performing the compensation function.
Director Nominations
The corporate responsibility, sustainability and governance committee considers recommendations for nominees from directors, officers, employees, shareholders, and others based upon each candidate's qualifications, including whether a candidate possesses the specific qualities and skills desirable in members of our board of directors. Nominees for our board of directors are expected to:
•Be committed to enhancing long-term shareholder value;
•Possess a high level of personal and professional ethics, sound business judgment, appropriate experience and achievements, personal character, and integrity;
•Understand our business and the industry in which we operate;
•Regularly attend meetings of our board of directors and committee meetings;
•Participate in meetings and decision-making processes in an objective and constructive manner; and
•Be available to advise our officers and management.
Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates, as appropriate. Upon selection of a qualified candidate, the corporate responsibility, sustainability and governance committee recommends the candidate to our board of directors. The committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
We are committed to a merit-based system for composition of our board of directors, which includes multiple perspectives and views. The corporate responsibility, sustainability and governance committee considers individuals on the basis of their integrity, experience, achievements, judgment, personal character, and capacity to make independent analytical inquiries, ability and willingness to devote adequate time to director duties, and likelihood that they will be able to serve as a director for a sustained period. While we do not have a formal policy regarding the consideration of diversity in identifying nominees for directors, we value the benefits that a diversity of business experience, geography, age, abilities, gender identity, race and ethnicity can bring to our board of directors. We believe diversity on the board of directors promotes the inclusion of different perspectives and ideas and ensures that we have the opportunity to leverage all available talent and makes prudent business sense. Our board of directors believes fostering a diverse board of directors also makes for better corporate governance and will seek to maintain a board of directors comprised of talented and dedicated directors with a diverse mix of expertise, experience, skills and backgrounds that reflect the diverse nature of the business environment.
The corporate responsibility, sustainability and governance committee will consider director candidates recommended by shareholders. The committee will evaluate director candidates in light of several factors, including the general criteria outlined above. Shareholders who wish to recommend individuals for consideration by the committee to become nominees for election to our board of directors at an annual meeting of shareholders must do so in accordance with the process outlined in "Shareholder Proposals to be Presented at the 2024 Annual Meeting of Shareholders" section of this proxy statement and in compliance with our bylaws. Each submission must include: the name and address of the shareholder on whose behalf the submission is made; the number of our shares that are owned beneficially by that shareholder as of the date of the submission and the time period for which those shares have been held; the derivative securities interests owned beneficially by that shareholder as of the date of the submission; a statement from the record holder of the shares and derivative securities interests verifying the holdings; the full name of the proposed candidate; a description of the proposed candidate's business experience for at least the previous five years; complete biographical information for the proposed candidate; a description of the proposed candidate's qualifications as a director; and any other information described in our bylaws and in our "Guidelines for Evaluating Director Candidates," which is available on our website at www.lululemon.com.
Board Structure
We have a classified board structure where board members are elected to three-year terms, such that generally every year only one-third of the directors are considered for election or re-election. We have had this board structure continuously since lululemon became a publicly traded company in 2007. Our board of directors believes the classified board structure has served lululemon and our shareholders well and continues to benefit our shareholders. We believe continuity in membership of our board of directors has assisted in consistent application of our practice of combining performance and leadership to achieve our goals.
Our board of directors also believes a classified board structure provides valuable stability and continuity of leadership for lululemon which is important to long-term shareholder value. With three-year terms, directors develop a deeper understanding of our business, values, competitive environment, and strategic goals. Experienced directors are better positioned to provide effective oversight and advice consistent with the long-term best interest of shareholders. It also enhances the board's ability to make fundamental decisions that are best for lululemon and its shareholders, such as decisions on strategic transactions, significant capital commitments, and careful deployment of financial and other resources. Electing directors to three-year terms also enhances the independence of non-employee directors. It permits them to act independently and on behalf of all shareholders without worrying whether they will be re-nominated by the other members of the board each year. The longer term reduces the influence of special interest groups or significant shareholders who may have agendas contrary to the majority of shareholders and lululemon's own long-term goals. The board of directors believes the freedom to focus on the long-term interests of lululemon, instead of short-term results and the re-nomination process, leads to greater independence and better governance.
In addition, our board of directors believes the classified board structure can be a safeguard against a purchaser gaining control of lululemon without paying fair value. Because only approximately one-third of the directors are elected at any annual meeting, a majority of the board of directors cannot be replaced at a single annual meeting. A classified board does not preclude a change in control of lululemon. It can, however, provide the board of directors more time and flexibility to evaluate the adequacy and fairness of proposed offers, to implement the optimal method of enhancing shareholder value, to protect shareholders against abusive tactics during a takeover process, and to negotiate the best terms for all shareholders, without the threat of imminent removal of a majority of board members. Our board of directors believes that without a classified board structure, its ability to deal with proposals it believes are unfair to lululemon's shareholders or inadequate would be significantly reduced.
Although our board of directors believes a classified board structure is best for lululemon and our shareholders at this time, our board of directors also believes board composition needs to be very responsive to the changing needs of lululemon, however rapid or long-term. Our board of directors evaluates and refreshes itself on a regular basis in an effort to ensure there is proper board composition to meet the current and long-term business needs of lululemon. The average length of service on our board of directors by our current board members is approximately seven years. Our board of directors believes its approach toward board turnover has achieved the right balance between the need for continuity and the need for fresh perspectives on the board and continues to place lululemon's best interests and needs above any individual agenda.
Board Leadership Structure
Our board of directors believes that one of its most important functions is to protect shareholders' interests through independent oversight of management, including the chief executive officer. However, our board of directors does not believe that effective management oversight necessarily mandates a particular management structure, such as a separation of the role and identities of the chair of the board of directors and chief executive officer. Our board of directors considers it important to retain flexibility to exercise its judgment as to the most appropriate management structure for lululemon, based on the particular circumstances facing lululemon from time to time.
Currently, the positions of chair of the board of directors and chief executive officer are held by separate persons because our board of directors determined that this structure aids in the oversight of management and was in the best interests of our company and our shareholders at this point in time.
Board and Committee Evaluations
The board of directors and each committee perform annual self-evaluations under the guidance of the corporate responsibility, sustainability and governance committee. In connection with these evaluations, each of the directors is requested to provide their assessment of the effectiveness of the board of directors and the committees on which they serve to the corporate responsibility, sustainability and governance committee. Generally, these annual evaluations include peer evaluations.

Communications with Directors
Shareholders may communicate with members of our board of directors by transmitting correspondence by mail or email, addressed as follows:
Corporate Secretary
c/o lululemon athletica inc.
1818 Cornwall Avenue
Vancouver, British Columbia
Canada V6J 1C7
Email: investors@lululemon.com
The company secretary will, as the secretary deems appropriate, forward communication to our board of directors or to any individual director, directors, or committee of our board of directors to whom the communication is directed.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of the officers, directors and employees of lululemon and our subsidiaries. The most current version is available on our website at www.lululemon.com. If we make any substantive amendments to the code or grant any waiver from a provision of the code to any executive officer or director, we will disclose the nature of the amendment or waiver on our website, as well as via any other means required by Nasdaq rules or applicable law.
Say-on-Pay Advisory Vote on Executive Compensation
We provided shareholders a "say-on-pay" advisory vote on the compensation of our named executive officers at our 2022 annual meeting. At that meeting, shareholders expressed substantial support for the compensation of our named executive officers (who generally include our chief executive officer, chief financial officer and each of our next three most highly compensated executive officers during a particular fiscal year), with approximately 92% of the votes cast on the proposal voting for approval of the compensation of our named executive officers.
The people, culture and compensation committee considered the results of the 2022 advisory say-on-pay vote when evaluating our compensation principles, design, and practices. The committee also considered many other factors in evaluating our executive compensation programs as discussed in the compensation discussion and analysis. While each of these factors bore weight on the committee's decisions regarding the compensation arrangements of our named executive officers, the committee did not make any changes to our executive compensation policies and practices as a direct result of the 2022 advisory say-on-pay vote.
Advisory Vote on the Frequency of Say-on-Pay Votes
We provided shareholders an opportunity to cast an advisory vote on how often we should include an advisory say-on-pay proposal in our proxy materials for future shareholder meetings at our 2017 annual meeting. Shareholders had the opportunity to recommend holding the advisory say-on-pay vote every year, every two years or every three years. At our 2017 annual meeting, shareholders holding a majority of the shares voting on this proposal preferred that we hold the advisory say-on-pay vote every year.
After considering the results of the 2017 advisory vote on the frequency of the say-on-pay votes and other factors it deemed relevant, the people, culture and compensation committee believed this outcome conveyed our shareholders' support for holding an advisory vote on say-on-pay every year. Accordingly, we are providing shareholders a say-on-pay advisory vote at this year's annual meeting.
The Dodd-Frank Act requires us to hold this advisory vote on the frequency of the advisory say-on-pay vote at least once every six years. Accordingly, our next advisory vote on how often we should include an advisory say-on-pay proposal in our proxy materials will be at this year's annual meeting.
Risk Oversight
In its governance role, and particularly in exercising its duty of care and diligence, our board of directors is responsible for overseeing and assessing risk management policies and procedures designed to protect the company's assets and business. While our board of directors has the ultimate oversight responsibility for the risk management process, our board of directors has delegated to the audit committee the initial responsibility of overseeing the company's risk assessment and risk management. In fulfilling its delegated responsibility, the audit committee has directed management to ensure that an approach to risk management is implemented as a part of the day-to-day operations of lululemon, and to design internal control systems with a view to identifying and managing material risks.
On a periodic basis, the audit committee reviews and discusses with the appropriate members of our finance team and our internal auditors the company's significant financial risk exposures and the steps that management has taken to monitor, control, and report those risks. In addition, the audit committee regularly evaluates the company's policies, procedures, and practices with respect to enterprise risk assessment and risk management (including those risks related to information security, cyber security, and data protection), including discussions with management about material risk exposures and the steps being taken to monitor, control, and report those risks. The audit committee reports its activities to the full board of directors on a regular basis and in that regard makes such recommendations to our board of directors with respect to risk assessment and management as it may deem necessary or appropriate.
On a periodic basis, the people, culture and compensation committee reviews the various design elements of our compensation policies and practices to determine whether any of their aspects encourage excessive or inappropriate risk-taking by our executive officers. The people, culture and compensation committee reports its activities in this regard to the full board of directors and makes such recommendations to our board of directors with respect to our compensation policies and practices as it may deem necessary or appropriate.
Anti-Hedging Policy
Our insider trading policy prohibits our directors, officers and other employees from speculating in our stock, including trading in options, warrants, puts and calls, or similar derivative securities, selling lululemon stock short and participating in hedging transactions. Our policy also prohibits our directors, officers and certain other employees from pledging lululemon stock as collateral for a loan.
Compensation Committee Interlocks and Insider Participation
Three of the current members of the people, culture and compensation committee, Emily White (chair), Michael Casey and Isabel Mahe have never served as an officer or employee of lululemon. Kathryn Henry was previously our chief information officer, logistics & distribution and last served as an executive in 2014. Glenn Murphy was previously our executive chairman and last served in that capacity in 2018.
None of our executive officers currently serves, or in 2022 served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board of directors or our people, culture and compensation committee.

DIRECTOR COMPENSATION
Director Compensation Philosophy
Our people, culture and compensation committee considers the specific duties and responsibilities for our non-employee director compensation program. We believe an offering of both cash and equity grants is best to attract and retain qualified candidates and aligns our directors' interest with our shareholders. In setting our director compensation, the people, culture, and compensation committee annually reviews our pay in an effort to ensure we remain competitive, and consults with its independent compensation advisor, WTW, for recommendations and market practice.
Director Compensation Design
For 2022, directors who served on the board of directors received cash retainers as appropriate to position and services performed. Furthermore, each non-employee director receives an annual grant of restricted stock awards under our 2014 equity incentive plan. These annual awards are generally granted after the annual meeting of shareholders each year if the director continues to be a member of our board of directors. For 2022, directors who served on the board of directors for the full fiscal year received an award of restricted stock having a fair value at the time of grant equal to approximately $150,000, subject to one year vesting. Non-employee directors who join our board of directors other than in connection with an annual meeting generally receive these awards on a pro-rata basis.

Fiscal 2022 Director Compensation
The following table shows the amount of compensation we paid to each of our non-employee directors for fiscal 2022 for serving on our board of directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Martha Morfitt	229,401	143,090	372,491
David Mussafer	154,167	143,090	297,257
Michael Casey	120,833	143,090	263,923
Stephanie Ferris(2)	49,167	45,912	95,079
Isabel Mahe(3)	4,722	39,007	43,729
Kourtney Gibson	108,333	143,090	251,423
Kathryn Henry	110,833	143,090	253,923
Alison Loehnis	80,019	149,970	229,989
Jon McNeill	94,167	143,090	237,257
Glenn Murphy	135,778	143,090	278,868
Emily White	118,333	143,090	261,423
(1)The amounts in this column represent the expense we recognized in fiscal 2022 in accordance with FASB ASC Topic 718. See the notes to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended January 29, 2023 for a discussion of all assumptions made by us in determining the FASB ASC Topic 718 values of our equity awards.
(2)Ms. Ferris did not stand for re-election at the 2022 annual general meeting.
(3)Ms. Mahe joined the board of directors effective November 3, 2022.

Director Compensation Changes
Following a review of the non-employee director compensation program, the board of directors approved an increase to cash retainers, and the equity grant amount remain unchanged for fiscal 2023. The updates are intended to better position our directors compensation to the market.

	Fiscal 2022 Total ($)	Fiscal 2023 Total ($)
Retainers
All Non-Employee Directors	85,000	95,000
Additional Retainers
Chair	160,000	160,000
Lead Director	50,000	50,000
Audit Committee Chair	20,000	30,000
People, Culture and Compensation Committee Chair	20,000	27,500
Corporate Responsibility, Sustainability and Governance Committee Chair	10,000	20,000
Audit Committee Member	15,000	15,000
People, Culture and Compensation Committee Member	12,500	12,500
Corporate Responsibility, Sustainability and Governance Committee Member	10,000	10,000
Equity Grant
All Non-Employee Directors	150,000	150,000
Director Stock Ownership Guidelines
We have adopted stock ownership guidelines for our directors as follows:

Position	Minimum Ownership Guidelines (Dollar Value of Shares)
Non-Employee Director	5 x Annual Cash Retainer Compensation
Our non-employee directors are encouraged to comply with the stock ownership guidelines within five years after their date of appointment or election to the board of directors.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our board of directors has selected PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm to audit the consolidated financial statements of lululemon for the fiscal year ending January 28, 2024. PwC has acted in such capacity since its appointment in fiscal 2006. A representative of PwC is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so and is expected to be available to respond to appropriate questions.
Shareholder ratification of the selection of PwC as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the board of directors is submitting the selection of PwC to the shareholders for ratification as a matter of good corporate governance practice. If the shareholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee at its discretion may direct the selection of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of lululemon and our shareholders.
Fees for Professional Services
The audit committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-
approval. The audit committee chair is also authorized to pre-approve additional services on a case-by-case basis, and such approvals are communicated to the full audit committee at its next meeting.
None of the services related to audit-related fees, tax fees, or all other fees described below were approved by the audit committee pursuant to the waiver of pre-approval provisions set under applicable rules of the SEC.
The following table shows the aggregate fees billed or expected to be billed to lululemon for 2022 and 2021 by PwC:

Fees	Fiscal 2022	Fiscal 2021
Audit Fees(1)	$1,658,887	$1,377,793
Audit-Related Fees(2)	142,534	134,709
Tax Fees(3)	—	22,058
All Other Fees(4)	15,531	15,572
(1)Audit fees consist of fees for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in our quarterly reports and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements, including consent procedures in connection with public filings.
(2)Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under audit fees.
(3)Tax fees consist of fees for professional services rendered for tax compliance and tax advice.
(4)All other fees consist of fees for products and services other than the services reported above.

Vote Required and Board Recommendation
If a quorum is present, the selection of our independent registered public accounting firm will be ratified if the votes cast for this proposal exceed the votes cast against this proposal at the annual meeting. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Our board of directors unanimously recommends a vote "FOR" the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2024.

REPORT OF THE AUDIT COMMITTEE
The audit committee oversees lululemon's financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles. The audit committee also evaluates lululemon's policies, procedures and practices with respect to enterprise risk assessment and risk management (including those risks related to information security, cyber security, and data protection), including discussions with management about material risk exposures and steps being taken to monitor, control, and report such risks.
The audit committee consists of five directors, each of whom, in the judgment of our board of directors, is an "independent director" for purposes of the Nasdaq listing standards as they apply to audit committee members. The audit committee acts pursuant to a written charter that has been adopted by our board of directors. A copy of this charter is available on our website at www.lululemon.com.
The audit committee has reviewed and discussed the audited financial statements with management. The audit committee has discussed and reviewed with our independent registered public accounting firm all matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the Securities and Exchange Commission. The audit committee has met with our independent registered public accounting firm, with and without management present, to discuss the overall scope of its audit, the results of its examinations, and the overall quality of lululemon's financial reporting.
The audit committee has received from our independent registered public accounting firm a formal written statement describing all relationships between the firm and lululemon that might bear on the auditors' independence, as required by the applicable requirements of the PCAOB, and has discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.
Based on the review and discussions referred to above, the audit committee recommended to our board of directors that lululemon's audited financial statements be included in lululemon's Annual Report on Form 10-K for the fiscal year ended January 29, 2023.

AUDIT COMMITTEE

Michael Casey (chair)
Kourtney Gibson
Kathryn Henry
Alison Loehnis
Martha Morfitt

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The compensation discussion and analysis section highlights how our design and practices reflect our executive compensation philosophy. The people, culture and compensation committee and our board of directors believe our executive compensation programs align with our business strategy and the interests of our shareholders, while helping to attract and motivate key executives. A significant portion of the total incentive compensation for each of our executives is directly related to our financial performance results and other performance factors designed to measure our progress against our strategic plans.
We are required to submit a proposal to shareholders for a non-binding advisory vote to approve the compensation of our named executive officers under Section 14A of the Securities Exchange Act of 1934. This proposal, commonly known as a "say-on-pay" proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation principles, policies and practices described in this proxy statement. Accordingly, the following resolution is submitted for shareholder vote at the annual meeting:
•The compensation of the named executive officers, as disclosed in this proxy statement (including the compensation discussion and analysis, the compensation tables, and the narrative disclosure that accompanies the compensation tables), is hereby approved, on an advisory basis.
Vote Required and Board Recommendation
If a quorum is present, the compensation of our named executive officers will be approved, on an advisory basis, if the votes cast for this proposal exceed the votes cast against this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Our board of directors unanimously recommends a vote "FOR" the approval, on an advisory basis, of the compensation of our named executive officers.

PROPOSAL NO. 4
ADVISORY VOTE ON THE FREQUENCY OF SAY-ON-PAY VOTES

As described in Proposal No. 3, under Section 14A of the Exchange Act of 1934, our stockholders have the opportunity to cast an advisory vote to approve the compensation of our named executive officers. This Proposal No. 4 affords stockholders the opportunity to cast an advisory vote on how often we should include an advisory say-on-pay proposal in our proxy materials for future stockholder meetings. Stockholders may choose to prefer holding the advisory say-on-pay vote every year, every two years, or every three years. Stockholders may also abstain from voting on this proposal. The Dodd-Frank Act requires us to hold the advisory vote on the frequency of the advisory say-on-pay vote at least once every six years.
Our stockholders voted on a similar proposal in 2017, with the majority voted on this proposal preferring to hold the advisory say-on-pay vote every year.
As an advisory vote, the stockholders' preferred frequency for how often we should include an advisory say-on-pay proposal in our proxy materials for future stockholder meetings will not be binding on lululemon, our board of directors, or the people, culture and compensation committee. However, the people, culture and compensation committee and the board of directors value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of conducting a say-on-pay vote.
We expect the next time our stockholders will have the opportunity to cast an advisory vote on how often we should include an advisory say-on-pay proposal in our proxy materials will be at our annual meeting of stockholders to be held in 2029.
Vote Required and Board Recommendation
If a quorum is present, the stockholders' preferred frequency for how often we should include an advisory say-on-pay proposal in our proxy materials for future stockholder meetings will be the option that receives the highest number of votes cast on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Our board of directors is not making a recommendation regarding the stockholders' preferred frequency for how often we should include an advisory say-on-pay proposal in our proxy materials for future stockholder meetings.

Executive Compensation
Compensation Discussion and Analysis
The following section describes our executive compensation program for fiscal 2022 (and certain elements of fiscal 2023) for our "named executive officers" as outlined in the table below. Our intent is to provide shareholders with a comprehensive discussion of our compensation policies and practices, and related corporate governance. We believe this helps demonstrate our approach to executive compensation, including how our programs are linked to financial performance and contribute to lululemon's culture.

2022 Named Executive Officers	Title
Calvin McDonald	Chief Executive Officer
Meghan Frank	Chief Financial Officer
Celeste Burgoyne	President, Americas and Global Guest Innovation
Michelle Choe	Chief Product Officer
André Maestrini	Executive Vice President, International
Compensation Philosophy
We are committed to a compensation strategy that supports our values and rewards exceptional performance. Our executive compensation policies are based on the principles that compensation should be reflective of our financial performance (pay-for-performance), aligned with shareholders and significantly tied to value creation through equity-based long-term incentives.
In Practice
The people, culture and compensation committee seeks to set total compensation at competitive levels to attract, motivate, and retain highly qualified executives who contribute to our success and aligns with our culture. In assessing overall compensation, the committee generally considers the factors outlined in the chart below.
As a company headquartered in Canada that recruits our executives globally, we have developed compensation practices we believe are necessary for talent attraction and retention. Our executive officer's compensation in North America (including Canada) are denominated in U.S. dollars, and are offered select tax and relocation assistance.

Compensation Design
Our 2022 executive compensation program consisted of the following elements intended to provide short and long-term incentives to our executive officers.
Base Salary
Annual Incentive Awards
Long-term Incentives
◦Restricted stock units (RSU);
◦Performance-based restricted stock units (PSU); and
◦Stock Options.
Retirement & Health Benefits
◦Defined Contribution group savings programs; and
◦Medical, dental and vision plans.
Limited Perquisites
◦Tax support;
◦Relocation assistance; and
◦Employee discount.
We align our executive's pay with performance, resulting in a substantial portion of executive pay being at-risk and tied to objective performance goals, including the annual incentive awards, and long-term incentives. The primary focus of our executive compensation is to drive long-term performance and value for our shareholders.
The charts shown opposite illustrate the executive officer's 2022 total compensation.

In developing our executive compensation programs, we have set the following guidelines to support our compensation philosophy and governance practices:

What we do				What we don't do
✓	Align executive compensation with shareholder interests through a balance of short and long-term incentives and linked to our financial performance	✓	Conduct an annual review of compensation programs and practices	x	Permit hedging or pledging of company stock	x	Provide excessive benefits or perquisites
✓	Set challenging performance goals for our annual incentive and PSUs	✓	Retain an independent compensation consultant	x	Reprice stock options	x	Provide single-trigger severance or permit golden parachute tax gross-ups following a change in control
✓	Set market-competitive stock ownership guidelines for the chief executive officer, executive officers, and non-employee directors	✓	Include double-trigger change in control provisions in equity awards.	x	Grant stock options at a discount to market price
✓	Consider relevant market practices when establishing compensation	✓	Include clawback provisions in our cash and equity incentive plans	x	Enter into employment agreements with multi-year terms
✓	Assess and mitigate undue risk in compensation programs

People, Culture and Compensation Committee Duties and Responsibilities
As referenced in our Corporate Governance section, the people, culture and compensation committee evaluates the pay of our executive officers with the goal of setting compensation opportunities at levels comparable with executives in peer companies of similar industry, size and scope of operations. The committee is responsible for the following components of the executive compensation programs:

Goals & Objectives

Approve goals to determine actual compensation, perquisites and other benefits.

Programs

Evaluate our compensation design, policies and practices to determine achievement of intended purposes.

Risks

Determine if our programs encourage excessive or inappropriate risk-taking.

Administration

Establish & review policies for the administration of our compensation programs.

Talent

Oversee executive officer talent and succession planning.

In setting the appropriate levels of compensation for our executive officers, the committee generally considers each of the following factors.
Individual Performance: the evaluation, experience, responsibilities, and potential.
Evaluation: chief executive officer evaluation of other executive officers.
Peers: similarly situated executives at comparable companies.
Company Performance: the absolute and relative performance and achievement of strategic and financial goals.
Independent Compensation Consultant: the advice of consultants for external expertise.

Role of the Independent Compensation Consultant
Our independent consultant
The committee has engaged WTW as its independent consultant for executive officer and director compensation matters and other topics under the committee's purview. WTW reports directly to the committee, reviews certain materials, attends meetings as requested, provides market data and recommendations, advises on evolving trends and best practices in compensation and committee governance, evaluates policies and practices, conducts pay equity studies and reviews the compensation discussion and analysis disclosure in our proxy statement.
During 2022, management also engaged WTW for consulting services regarding survey data services and international compensation plans and policies. The WTW team members whom management engaged for these other services were not the same WTW team members whom the committee engaged. The fees for these other services were less than the $120,000 disclosure threshold.
Determination of independence
The committee reviewed its relationship with WTW when assessing whether the engagement raised any conflict of interest. Factors the committee considered included the six required factors under SEC and Nasdaq rules regarding compensation committee advisor independence, which include (1) other services provided by the advisor's firm, (2) fees as a percentage of firm revenue, (3) any policies and procedures maintained by the advisory firm to prevent or mitigate potential conflicts of interest, (4) any business or personal relationship of the compensation advisor with a member of the compensation committee, (5) any company stock owned by the compensation advisor, and (6) any business or personal relationship of the compensation advisor or the firm employing the advisor with an executive officer of lululemon. The committee believes that WTW has been independent during its service for the committee.
Role of People, Culture and Compensation Committee and Chief Executive Officer in Executive Compensation
The committee reviews and recommends to the board of directors the compensation and other terms of employment of our chief executive officer and evaluates the chief executive officer’s performance in light of relevant corporate performance goals and objectives.
The chief executive officer provides a performance assessment and compensation recommendation for the other executive officers to the committee. The committee generally considers this feedback when it evaluates and approves each of the executive officer's (other than the chief executive officer's) compensation, including the executive's achievement of objectives, contributions to financial performance, and leadership accomplishments.
The chief executive officer does not participate in or otherwise influence recommendations regarding the chief executive officer’s own compensation.

Peer Group
The committee reviews the peer group annually as it strives to ensure our executive compensation remains competitive against the most relevant external comparator companies.
In selecting peers, the committee aims to identify comparably sized companies (based on revenue, operating income, and market capitalization), and key characteristics aligned with our vision.
Following a review with the support of WTW, the committee approved an updated peer group for 2023. We removed peers we believe are no longer relevant for reasons such as no longer being comparably sized or aligned with our business strategy. While no singular company, or set of companies, has characteristics identical to lululemon, we worked to identify companies with similarities to lululemon on various dimensions. We believe our peer group for 2023 closely aligns with our high growth and strong consumer brand, and continues to be heavily weighted towards the retail industry.
Among our updated peer group, lululemon ranks slightly below median on revenue, and approximately aligned with the 75th percentile for operating income, market capitalization and total shareholder return over the last five years.

2022 Peer Group:
Burberry Group plc	Restoration Hardware	Ulta Beauty
Capri Holdings Limited	Ross Stores, Inc.	Under Armour, Inc.
Chipotle Mexican Grill	Block, Inc. (formerly Square, Inc.)	Urban Outfitters
Columbia Sportswear Company	Twitter, Inc.	VF Corp.
Deckers Outdoor	Uber Technologies, Inc.	Wayfair Inc.
PVH Corp.

2023 Peer Group:
Adidas AG	Hanesbrands Inc.	Tapestry, Inc.
Capri Holdings Limited	Levi Strauss & Co.	Ulta Beauty, Inc.
Chipotle Mexican Grill	Nordstrom, Inc.	Under Armour, Inc.
Columbia Sportswear Company	Puma SE	Urban Outfitters
Deckers Outdoor	PVH Corp.	V.F. Corporation
The Estee Lauder Companies Inc.	Ralph Lauren Corporation	Williams-Sonoma, Inc.

Elements of Compensation
The elements of our executive compensation package are designed to link to our business strategy and pay-for-performance philosophy. We have designed our pay practices to enable us to recruit our executives globally, and to attract and retain leaders who drive our vision. To support our strategy, our executive compensation packages target between market median and the 75th percentile. We also offer limited other perquisites, and standard retirement and benefit plans.

Element	Purpose	How it Works	Link to Business Strategies
Base Salary	Provides base level of earnings throughout the year. It considers a number of factors including responsibilities, experience, external market, and historical performance.	Payable bi-weekly in arrears subject to deductions required by law or authorized by the executive.
Competitive base salary levels support in attracting and retaining executive talent. Base salaries are generally targeted near the market median of base salaries of similarly situated executives at peer group companies.

Annual Cash Incentive	Rewards the achievement of annual financial and strategic goals.	Generally awarded in the form of performance-based cash awards and payable based on the achievement of corporate performance goals established by the people, culture and compensation committee.	Performance metrics and incentive targets are set at the beginning of the fiscal year and align with our financial goals. Performance metrics typically include operating income and net revenue.
Long-term Incentive Awards	Rewards the achievement of our long-term performance goals and aligns the incentives of our executives with the interests of our shareholders.	Generally awarded in three equity vehicles: (1) Stock options; (2) PSU awards; and (3) RSU awards.
Stock options and RSUs provide incentives for long-term shareholder value creation and support long-term retention.

PSUs are designed for our executives to deliver on long-term financial performance metrics we believe are needed to deliver company objectives.

All our equity programs are designed to encourage equity ownership for our executives to align their interest with shareholders. The ultimate value received by the executive officers is linked to the performance of our share price.

Base Salary
The base salary levels of our executive officers are reviewed at least annually by the committee and may be adjusted from time to time. The committee generally may consider the following to establish and adjust the base salary for our executive officers:
•The individual performance of the executive officer;
•The relative value of the executive officer's position within the organization;
•Any new responsibilities delegated to the executive officer during the year;
•Any contractual agreements with the executive officer; and
•The competitive market for executive talent.
The market for our senior executive talent is global and highly competitive, with many of our executives being recruited from U.S.-based companies. To provide a more relevant and consistent comparison to the competitive salaries provided to executives within our peer group, the salaries of all our North American executive officers are denominated in U.S. dollars.

Named Executive Officer	Role	Fiscal 2022 Base Salary ($)
Calvin McDonald	Chief Executive Officer	1,250,000
Meghan Frank	Chief Financial Officer	700,000
Celeste Burgoyne	President, Americas and Global Guest Innovation	800,000
Michelle Choe	Chief Product Officer	800,000
André Maestrini(1)	Executive Vice President, International	684,966
(1) Mr. Maestrini's salary is £558,700 GBP and is converted to USD using an exchange rate of GBP £1.00 equal to USD $1.226, which is the average of the average exchange rates for each fiscal month during 2022.
Annual Cash Incentives
Design
The annual cash performance bonuses awarded to our executive officers are intended to compensate them for achieving financial and strategic goals. These bonuses reward annual performance against annual performance metrics, distinct from our equity grants which are designed to reward the achievement of our long-term performance goals.
The committee will set the components of our annual cash performance bonus usually during the first quarter of each fiscal year, including the following:
•Target annual levels for each of our executive officers, expressed as a percentage of base salary;
•Financial performance measures for goal setting;
•Relative weighting of each specific financial performance measure; and
•Range of potential payouts for the annual cash bonus awards.
Following the completion of each fiscal year, the committee reviews performance relative to the achievement of the company's performance goals to determine the amount of bonus payable to our executive officers. In making this determination, the committee may make adjustments in calculating whether the financial performance goals have been met to factor out extraordinary, unusual, or non-recurring items. The committee may use discretion in determining the amount of the bonus payable to an executive officer. Generally, executive officers must remain employed by us on the bonus payment date to be eligible for payment, unless the employment termination is a result of death or disability.

Target Annual Bonus Levels
The target annual cash bonus levels for each of our named executive officers for fiscal 2022 are shown in the table below:

Named Executive Officer	Role	Fiscal 2022 Target Bonus (as a % of Base Salary)
Calvin McDonald	Chief Executive Officer	175%
Meghan Frank	Chief Financial Officer	90%
Celeste Burgoyne	President, Americas and Global Guest Innovation	100%
Michelle Choe	Chief Product Officer	100%
André Maestrini	Executive Vice President, International	90%
Financial Performance Measures & Relative Weighting
The annual cash bonus awards were based on operating income and net revenue for fiscal 2022. Each metric was weighted evenly at 50% and the combined performance of the two metrics is the result. The committee continues to believe this structure focuses the executive team on our critical financial goals.
Payout Range
Actual payouts of the cash bonuses may vary from 0% of the target bonus level for performance below a threshold to 200% of the target bonus level for achieving or exceeding the maximum performance level determined by the compensation committee at the beginning of the fiscal year.

Fiscal 2022 Performance
The committee determined that both fiscal 2022 financial goals had been exceeded, and the bonus payout was calculated as 200% of target bonus level. The actual bonuses paid to the named executive officers for fiscal 2022 performance represented 200% of their target bonus levels, and are included in the Non-Equity Incentive Plan Compensation column of the summary compensation table.
(1) The adjusted (non-GAAP) operating income was presented in our earnings release in fiscal 2022, and used in the determination of the achievement of the performance measure. The people, culture and compensation committee determined that certain amounts related to the impairment of the goodwill and other assets recognized in relation to our lululemon Studio business unit (formerly MIRROR) and the sale of an administrative office building should be excluded from our actual results for purposes of determining the achievement of financial performance goals as an extraordinary, unusual or nonrecurring item. The adjusted actual results exclude a pre-tax capital gain of $10.2M on the sale of an administrative office building as disclosed in Note 5. Property and Equipment, and a pre-tax expense of $470.8M for the impairment of the lululemon Studio business unit as disclosed in Note 8. Impairment of Goodwill and Other Assets included in Item 8 of Part II of the Annual Report on Form 10-K filed with the SEC on March 28, 2023. Refer to the non-GAAP reconciliation table in Appendix B of this proxy statement for reconciliation between the above non-GAAP financial measure and the most directly comparable measures calculated in accordance with GAAP. These adjustments were made solely for the purpose of providing a consistent basis for the calculation of the performance measures in order to prevent the dilution of the participant’s rights with respect to the fiscal 2022 bonuses.

Long-Term Incentive Awards
Design
Equity awards are an important component of our executive compensation program that we believe helps drive the achievement of our long-term performance goals and aligns the incentives of our executives with the interests of our shareholders. We believe providing a significant portion of our total compensation opportunity in equity-based compensation enables us to competitively compensate executive talent.
The committee evaluates the components of our equity-based awards annually, including the following:
•Target annual grant for each of our executive officers as a significant part of their total compensation;
•Financial performance metrics in alignment with company goals and shareholder interest; and
•Program administration considerations that align with market trends within our peer group.
Target Equity Annual Grant
The target annual equity grants for each of our named executive officers for fiscal 2022 are shown in the table below.

Named Executive Officer	Role	Fiscal 2022 Target Annual Equity Grant ($)
Calvin McDonald	Chief Executive Officer	10,000,000
Meghan Frank	Chief Financial Officer	1,500,000
Celeste Burgoyne	President, Americas and Global Guest Innovation	3,500,000
Michelle Choe	Chief Product Officer	3,500,000
André Maestrini	Executive Vice President, International	2,000,000
The committee awarded the following types of equity to each executive officer for fiscal 2022. The weighting of the type of equity is heavily weighted towards our PSUs to connect our executive officer's pay to achieving the company's long-term objectives.

Equity Program Summary

Equity Program	PSUs	Stock Options
How it Works	Each PSU award represents a right to receive one share of our common stock on a specified settlement date if performance metrics have been met.
Each stock option represents a right to purchase one share of our common stock at the grant price, if the time vesting requirement has been met. Stock options are granted with an exercise price equal to the closing price of our common stock as reported on Nasdaq on the date of grant. Stock options expire on the seventh anniversary of their grant date.

Vesting	PSUs generally vest on the third anniversary of grant day.	Stock options generally vest 1/4 on the annual anniversary of grant day.
Payout	The attainment of goals during the performance period may earn from 0% of target for performance below threshold to 200% of target for performance at or above maximum.	Stock options only have value to the extent that, on the date they are exercised, the company's share price is higher than the exercise price.
Settlement of 2020 PSU Awards (2020-2022 Performance Period)
The people, culture and compensation committee established the following elements of the 2020 PSU awards:
•Performance period was three fiscal years (Fiscal 2020 to Fiscal 2022).
•Vesting was generally on the third anniversary of grant day.
•The minimum, target and maximum performance and payout levels were established during the first quarter of the beginning of the performance period.
•The performance metric selected at the time was the three-year operating income compound annual growth rate, or CAGR, based on our operating income for fiscal 2019 of $889.1M.
•The PSUs would pay out with a threshold CAGR of 5%, target CAGR of 10% and a maximum CAGR of 15%.

The committee has the discretion to make adjustments when calculating whether the performance goals have been met to factor out the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual, or nonrecurring item occurring after the grant of an award. The purpose of this kind of adjustment would be to provide a consistent basis from period to period for the calculation of performance measures in order to prevent the dilution or enlargement of the participant's rights with respect to an award. The committee did not believe it was necessary to make any such adjustments with respect to the 2020 PSU awards.
The committee determined our annual operating income for fiscal 2022 was $1,328.4M, which represented a 14.3% CAGR and resulted in a payout of 185.9% of the target PSU awards granted.

Future PSU Performance Periods
Our executive officers are currently participating in the following ongoing PSU cycles:

Cycle	Baseline(1)	Measure(2)	Performance Period	Payout Multiplier
Fiscal 2020 - 2023	2019 - $889.1M	Operating Income	4 years	0-200% multiplier
Fiscal 2022 - 2024	2021 - $1,374.7M	Operating Income	3 years
Fiscal 2023 - 2025	2022 - $1,789.1M	Operating Income	3 years
(1)Baseline is the starting point to calculate the determination of the achievement of performance goals. It is generally based on the previous year's operating income result as reported in the Consolidated Statements of Operations of the Company, or, if reported, then the adjusted operating income as reported in our earnings release or other EDGAR filings as applicable. The baseline for the fiscal 2020 to 2023 PSUs used the fiscal 2019 GAAP operating income, the fiscal 2022 to 2024 PSUs used the fiscal 2021 adjusted operating income, and fiscal 2023 to 2025 PSUs used the adjusted fiscal 2022 operating income.
(2)The committee will generally determine the achievement of the performance measure by using the earnings before other income and taxes as reported in the Consolidated Statements of Operations of the Company, or, if reported, then the adjusted operating income as reported in our earnings release or other EDGAR filings as applicable. The committee has the discretion to make adjustments when calculating whether the performance goals have been met to factor out the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual, or nonrecurring item occurring after the grant of any award. Refer to the non-GAAP reconciliation table in Appendix B of this proxy statement for reconciliation between the above non-GAAP financial measure and the most directly comparable measures calculated in accordance with GAAP.

Stock Ownership Guidelines
We believe our executive officers should have a meaningful ownership stake in lululemon to underscore the alignment of executive officer and shareholder interests and to encourage a long-term perspective. To bolster this philosophy, we maintain formal stock ownership guidelines for our executive officers in an effort to further align their interests with those of our shareholders. The stock ownership guidelines require that executive officers own a significant amount of lululemon common stock measured as a multiple of base salary as follows:

Position	Minimum Ownership Requirements (Dollar Value of Shares)
Chief Executive Officer	5x Base Salary
Other Section 16 executive officers	3x Base Salary
Our executive officers must meet the target stock ownership level within five years after they first become subject to the guidelines. Once the ownership threshold is met, executives are expected to maintain at least the target amount as long as they are subject to the guidelines.
In addition to shares of common stock beneficially owned by an executive officer, we count time-based restricted stock awards and RSUs (whether vested or unvested) and vested PSUs for purposes of determining compliance with the ownership guidelines. We do not count unexercised stock options (whether vested or unvested) or unvested PSUs for these purposes.
Executive officers generally must retain at least 75% of the shares they acquire from the settlement of equity awards (net of shares withheld to pay applicable taxes and exercise price, if applicable) until they meet the applicable ownership threshold.
The committee annually reviews the status of compliance with the stock ownership guidelines.
Clawback Policy
The people, culture and compensation committee has adopted an incentive compensation recoupment policy, which applies to all incentive-based compensation paid or awarded to an executive officer on or after September 2015. Under the policy, if we determine that we must prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws, we will seek to recover, at the discretion of the people, culture and compensation committee after it has reviewed the facts and circumstances that led to the requirement for the restatement and the costs and benefits of seeking recovery, the amount of erroneously awarded incentive-based compensation received by an executive officer during the three-year period immediately preceding the date on which we are required to prepare the restatement.
Other Benefits
Based on our pay-for-performance philosophy, our executive compensation program includes limited perquisites and other benefits. As a Canadian-based company that frequently hires executives from the United States, we provide limited tax preparation and relocation assistance we believe is necessary to remain competitive from a global talent perspective.
The cost of providing these benefits and perquisites to the named executive officers is included in the amounts shown in the "All Other Compensation" column of the summary compensation table and detailed in the footnotes to the table. We believe the executive benefits we provide are reasonable and generally consistent with benefits offered by companies in our industry and peer group.

Employment Agreements and Severance Arrangements
We have employment agreements with our named executive officers which allow us to terminate their employment with us at any time, with or without cause. These agreements provide them with severance benefits under certain circumstances, including if we terminate their employment without cause. These agreements were made in order to attract and retain the services of these particular executives. The agreements were the result of negotiations between the parties, which we believe resulted in employment and severance terms and conditions that are commercially competitive and typical of the terms and conditions afforded to similarly situated executives in other companies of similar size and stage of business life cycle operating in the retail apparel industry.
In each case, any severance payments are contingent on the occurrence of certain termination events and are subject to the executive's compliance with the surviving terms of the employment agreement and other terms, which may include a non-compete, non-solicitation and non-disparagement agreement, as well as the executive's release of any employment-related claims the executive may have against us. These severance arrangements are intended to provide each executive with a sense of security in making the commitment to dedicate the executive's professional career to our success. These severance rights do not differ based on whether or not we experience a change in control.

Benefits	Employee Eligibility	Executive Officer Eligibility
Medical, Dental and Vision Plans	✓	✓
Life and Disability Insurance	✓	✓
Change in Control and Severance Plan	✓	✓
401(k) Plan (or other defined contribution group savings program)	✓	✓
Employee Stock Purchase Plan	✓	Not offered

Perquisites
Employee Discount	✓	✓
Tax Preparation	✓	✓
Relocation Assistance (i.e., temporary housing, moving expenses)	✓	✓
Supplemental Life Insurance	✓	✓
Parental Leave Policy	✓	✓
Fitness Benefit	✓	✓

Risk Considerations in Determining Compensation
The committee annually reviews the various design elements of our compensation program to determine whether it believes our compensation policies and practices encourage excessive or inappropriate risk-taking by our executive officers. Following the risk evaluation in March 2023, the committee concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on lululemon.
Tax Considerations in Determining Compensation
We consider the tax treatment of various forms of compensation and the potential for excise taxes to be imposed on our executive officers that might have the effect of hindering the purpose of their compensation. While we do not design our compensation programs solely for tax purposes, we do design our plans to be tax efficient for the company where possible and where the design does not add unnecessary complexity to the plans or their administration. While we endeavor to use tax-efficient compensation structures when feasible, the committee has the discretion to deliver non-deductible forms of compensation.

Compensation for Fiscal 2023
We have largely maintained the overall design of our executive compensation program for fiscal 2023 as the committee believes it drives our pay-for-performance philosophy and aligns with shareholders’ interests.
Following a review of the named executive officer's compensation, the committee approved changes to select components of pay. The named executive officer's fiscal 2023 compensation levels are reflective of competitive market levels, time-in-role, and overall contribution. The committee holistically looks at each executive officer's responsibilities, performance, and position against our peers, particularly in the retail industry, as factors for determining total compensation. In 2023, all of our executive officers' compensation are denominated in U.S. dollars.
We are engaged in ESG matters to create meaningful change on topics that matter to our stakeholders and business strategy. We continue to listen closely to our people and the communities we serve to build upon our long-term vision and goals for a safer and healthier world. As we evolve our Impact Agenda, the committee continues to monitor the role that ESG metrics could play as a component of our compensation program in the future.

Name	Title	Fiscal 2023 Base Salary ($)	Fiscal 2023 Target Annual Bonus	Fiscal 2023 Annual Equity ($)
Calvin McDonald	Chief Executive Officer	1,300,000	200%	10,000,000
Meghan Frank	Chief Financial Officer	725,000	90%	2,000,000
Celeste Burgoyne	President, Americas and Global Guest Innovation	850,000	100%	4,000,000
Michelle Choe	Chief Product Officer	825,000	100%	3,750,000
André Maestrini	Executive Vice President, International	780,000	90%	2,500,000

People, Culture and Compensation Committee Report
The people, culture and compensation committee of the board of directors of lululemon athletica inc. has reviewed and discussed the compensation discussion and analysis contained in this proxy statement with management. Based on this review and discussion, the people, culture and compensation committee recommended to the board of directors that the compensation discussion and analysis be included in this proxy statement.

PEOPLE, CULTURE AND COMPENSATION COMMITTEE

Emily White (chair)
Michael Casey
Isabel Mahe
Kathryn Henry
Glenn Murphy

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table shows information detailing the compensation of each person who served as our principal executive officer or our principal financial officer during fiscal 2022 and our three other most highly compensated executive officers during fiscal 2022. Collectively, we refer to these persons as our "named executive officers."
The dollar amounts shown are in U.S. dollars.
•The amounts originally in Canadian dollars were converted to U.S. dollars for this table using the average of the average exchange rates for each fiscal month during the applicable fiscal year. Applying this formula to fiscal 2022, fiscal 2021 and fiscal 2020, CDN$1.00 was equal to USD$0.765, USD$0.799 and USD$0.748 respectively.
•The amounts originally in British pounds were converted to U.S. dollars for this table using the average of the average exchange rates for each fiscal month during the applicable fiscal year. Applying this formula to fiscal 2022 and fiscal 2021, GBP£1.00 was equal to USD$1.226 and USD$1.375 respectively.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Calvin McDonald, Chief Executive Officer	2022	1,250,000	—	4,999,844	4,999,968	4,375,000	39,025	15,663,837
	2021	1,250,000	—	4,000,112	4,000,028	4,000,000	15,315	13,265,455
	2020	1,182,692	—	2,999,912	3,000,024	1,875,000	1,532,478	10,590,106
Meghan Frank, Chief Financial Officer	2022	684,615	—	1,050,099	450,020	1,232,308	70,796	3,487,838
	2021	567,308	—	699,912	299,988	850,962	11,782	2,429,952
	2020	469,231	—	693,002	136,415	351,923	10,721	1,661,292
Celeste Burgoyne, President, Americas and Global Guest Innovation	2022	784,615	—	2,449,980	1,050,046	1,569,231	—	5,853,872
	2021	696,154	—	1,750,087	749,970	1,253,077	11,669	4,460,957
	2020	638,654	—	1,050,139	450,024	607,500	—	2,746,317

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Michelle Choe, Chief Product Officer	2022	784,615	—	2,449,980	1,050,046	1,569,231	39,826	5,893,698
	2021	696,154	—	1,750,087	749,970	1,253,077	248,400	4,697,688
	2020	638,654	—	1,050,139	450,024	607,500	166,936	2,913,253
André Maestrini, EVP, International(5)	2022	673,104	—	1,399,881	600,026	1,211,587	70,697	3,955,295
	2021	687,500	126,042	1,049,868	449,982	1,237,500	66,568	3,617,460
(1)This column reflects the grant date fair value of PSUs and RSUs granted. See the "Grants of Plan-Based Awards Table" for information on PSUs and RSUs granted to our named executive officers in fiscal 2022. These amounts reflect the grant date fair value of the awards at target, and do not correspond to the actual value that will be realized by the executive officer. See the notes to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended January 29, 2023 for a discussion of all assumptions made by us in determining the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718 values of our equity awards.
(2)This column reflects the grant date fair value of stock options granted. See the "Grants of Plan-Based Awards Table" for information on stock options granted to our named executive officers in fiscal 2022. These amounts reflect the grant date fair value of the awards, and do not correspond to the actual value that will be realized by the executive officer. See the notes to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended January 29, 2023 for a discussion of all assumptions made by us in determining the FASB ASC Topic 718 values of our equity awards.
(3)In 2022, non-equity incentive plan compensation is the annual performance-based cash awards paid in accordance with the executive bonus plan and are reported for the fiscal year in which the relevant performance measures are satisfied rather than when awarded or paid. In 2021 and 2020, non-equity incentive plan compensation includes the annual performance-based cash awards paid in accordance with our 2014 equity incentive plan and are reported for the fiscal year in which the relevant performance measures are satisfied rather than when awarded or paid.
(4)The following table provides additional information of all other compensation:

Name	Fiscal Year	Relocation Costs and Personal Tax Preparation Fees ($)	Tax Equalization Payments, Including Gross-Ups(a)(b) ($)	Company Match of 401(k) / RRSP ($)	Pension Allowance ($)	Other ($)	Total All Other Compensation ($)
Calvin McDonald	2022	12,672	14,580	11,773	—	—	39,025
	2021	5,727	3,083	6,505	—	—	15,315
	2020(c)	1,300,289	225,581	6,608	—	—	1,532,478
Meghan Frank	2022	33,522	37,274	—	—	—	70,796
	2021	—	—	11,782	—	—	11,782
	2020	—	—	10,721	—	—	10,721
Celeste Burgoyne	2022(d)	—	—	—	—	—	—
	2021	—	—	11,669	—	—	11,669
	2020(d)	—	—	—	—	—	—
Michelle Choe	2022	12,443	27,383	—	—	—	39,826
	2021	5,351	241,549		—	1,500	248,400
	2020	6,022	159,414	—	—	1,500	166,936
André Maestrini	2022(e)	15,234	14,062	—	32,116	9,285	70,697
	2021(e)	11,659	6,278	—	34,375	14,256	66,568

(a) Tax gross-ups are paid on select perquisites to offset the additional taxes owed on the benefit received.
(b) If a named executive officer is subject to taxation in both Canada and the U.S. as a result of that person exercising cross-border employment duties, that person may generally be provided a payment under our tax equalization policy, as well as a gross-up on any payment.
(c) Mr. McDonald commenced employment as our chief executive officer in August 2018. We agreed to provide Mr. McDonald home sale assistance and home-loss buyout protection as part of his relocation services. A third party relocation company was engaged to manage the buyout process whereby the relocation company purchased the home from Mr. McDonald at its appraised market value. The relocation company was responsible for carrying and maintaining the home until it was sold and we agreed to pay a fee and reimburse the relocation company for these costs, as well as any deficiency if the home was sold for less than the purchase price. The home was sold in fiscal 2020, and the total costs we paid to the relocation company in fiscal 2020 for the final sale of the home and carrying costs were $1,291,032.
(d ) The aggregate of all perquisites and other personal benefits was less than $10,000.
(e) Mr. Maestrini receives a pension allowance instead of participating in the pension scheme.
(5)Mr. Maestrini commenced employment as our EVP, International in January 2021. He was granted a one-time retention award of $137,500, subject to remaining employed with lululemon for a period of 12 months. This award has been included in the table above, prorated for the amount earned in fiscal 2021.

2022 Grants of Plan-Based Awards
The following table shows each plan-based award made to a named executive officer in fiscal 2022.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(3)

Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(1)	Target (#)(1)	Maximum (#)(1)
Calvin McDonald	Stock Option	03/30/2022	—	—	—	—	—	—	—	39,598	376.92	4,999,968
	Performance-Based Restricted Stock Unit	03/30/2022	—	—	—	6,633	13,265	26,530	—	—	—	4,999,844
	Performance-Based Cash Award(4)	03/30/2022	1,093,750	2,187,500	4,375,000	—	—	—	—	—	—	—
Meghan Frank	Restricted Stock Unit(5)	03/30/2022	—	—	—	—	—	—	796	—	—	300,028
	Stock Option	03/30/2022	—	—	—	—	—	—	—	3,564	376.92	450,020
	Performance-Based Restricted Stock Unit	03/30/2022	—	—	—	995	1,990	3,980	—	—	—	750,071
	Performance-Based Cash Award(4)	03/30/2022	308,077	616,154	1,232,308	—	—	—	—	—	—	—
Celeste Burgoyne	Restricted Stock Unit(5)	03/30/2022	—	—	—	—	—	—	1,857	—	—	699,940
	Stock Option	03/30/2022	—	—	—	—	—	—	—	8,316	376.92	1,050,046
	Performance-Based Restricted Stock Unit	03/30/2022	—	—	—	2,322	4,643	9,286	—	—	—	1,750,040
	Performance-Based Cash Award(4)	03/30/2022	392,308	784,615	1,569,231	—	—	—	—	—	—	—

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(3)

Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(1)	Target (#)(1)	Maximum (#)(1)
Michelle Choe	Restricted Stock Unit(5)	03/30/2022	—	—	—	—	—	—	1,857	—	—	699,940
	Stock Option	03/30/2022	—	—	—	—	—	—	—	8,316	376.92	1,050,046
	Performance-Based Restricted Stock Unit	03/30/2022	—	—	—	2,322	4,643	9,286	—	—	—	1,750,040
	Performance-Based Cash Award(4)	03/30/2022	392,308	784,615	1,569,231	—	—	—	—	—	—	—
André Maestrini	Restricted Stock Unit(5)	03/30/2022	—	—	—	—	—	—	1,061	—	—	399,912
	Stock Option	03/30/2022	—	—	—	—	—	—	—	4,752	376.92	600,026
	Performance-Based Restricted Stock Unit	03/30/2022	—	—	—	1,327	2,653	5,306	—	—	—	999,969
	Performance-Based Cash Award(4)	03/30/2022	302,897	605,793	1,211,587	—	—	—	—	—	—	—
(1)The PSUs vest based on achievement of performance goals over a three-year performance period.
(2)The stock options vest in 25% installments on the four anniversary dates following the grant date.
(3)This column reflects the grant date fair value in U.S. dollars of the award granted at target in accordance with FASB ASC Topic 718. See the notes to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended January 29, 2023 for a discussion of all assumptions made by us in determining the FASB ASC Topic 718 values of our equity awards.
(4)Each of the performance-based cash awards shown in the table was granted under our executive bonus plan. The material terms of the 2022 performance-based cash awards are described under "Executive Compensation - Compensation Discussion and Analysis" in the section entitled "Annual Cash Incentives."
(5)The RSUs vest in installments of 33%, 33% and 34% on the three anniversary dates following the grant date, subject to continued employment.

Outstanding Equity Awards at 2022 Fiscal Year End
The following tables show information regarding the outstanding equity awards held by each of the named executive officers on January 29, 2023.

	Outstanding Stock Option Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Calvin McDonald	08/20/2018	60,355	—	136.67	08/20/2025
	03/28/2019	41,968	13,989	167.54	03/28/2026
	03/27/2020	26,216	26,215	188.84	03/27/2027
	03/31/2021	10,761	32,281	306.71	03/31/2028
	03/30/2022	—	39,598	376.92	03/30/2029
Meghan Frank	02/16/2017	94	—	65.97	02/16/2024
	03/31/2017	1,459	—	51.87	03/31/2024
	03/28/2018	2,181	—	85.96	03/28/2025
	03/28/2019	909	455	—	03/28/2026
	03/28/2019	933	466	—	03/28/2026
	03/27/2020	852	852	188.84	03/27/2027
	12/11/2020	187	186	344.32	12/11/2027
	03/31/2021	807	2,421	306.71	03/31/2028
	03/30/2022	—	3,564	376.92	03/30/2029
Celeste Burgoyne	03/28/2018	8,949	—	85.96	03/28/2025
	03/28/2019	6,296	2,098	167.54	03/28/2026
	03/28/2019	13,989	4,663	167.54	03/28/2026
	03/27/2020	3,933	3,932	188.84	03/27/2027
	03/31/2021	2,018	6,052	306.71	03/31/2028
	03/30/2022	—	8,316	376.92	03/30/2029

	Outstanding Stock Option Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Michelle Choe	12/09/2016	180	—	69.30	12/09/2023
	03/31/2017	1,459	—	51.87	03/31/2024
	03/28/2018	2,796	—	85.96	03/28/2025
	09/20/2018	925	—	155.97	09/20/2025
	03/28/2019	2,099	2,098	—	03/28/2026
	03/28/2019	4,663	4,663	—	03/28/2026
	03/27/2020	3,933	3,932	188.84	03/27/2027
	03/31/2021	2,018	6,052	306.71	03/31/2028
	03/30/2022	—	8,316	376.92	03/30/2029
André Maestrini	01/12/2021	160	160	356.93	01/12/2028
	03/31/2021	1,211	3,631	306.71	03/31/2028
	03/30/2022	—	4,752	376.92	03/30/2029
(1)The stock options vest in 25% installments on the four anniversary dates following the grant date, subject to continued employment.

	Outstanding Stock Awards
		Time-Based Vesting Awards		Performance-Based Vesting Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Market Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(3)
Calvin McDonald	3/27/2020(4)	—	—	15,886	4,938,163
	3/31/2021(5)	—	—	13,042	4,054,106
	3/30/2022(4)	—	—	13,265	4,123,425
Meghan Frank	2/13/2020(6)	394	122,475	—	—
	3/27/2020(4)	117	36,369	861	267,642
	6/12/2020(7)	201	62,481	—	—
	12/11/2020	25	7,771	188	58,440
	3/31/2021(5)	437	135,841	1,630	506,686
	3/30/2022(4)	796	247,437	1,990	618,592
Celeste Burgoyne	3/27/2020(4)	540	167,859	3,972	1,234,696
	3/31/2021(5)	1,092	339,448	4,076	1,267,025
	3/30/2022(4)	1,857	577,248	4,643	1,443,277
Michelle Choe	3/27/2020(4)	540	167,859	3,972	1,234,696
	3/31/2021(5)	1,092	339,448	4,076	1,267,025
	3/30/2022(4)	1,857	577,248	4,643	1,443,277
André Maestrini	1/12/2021(4)	22	6,839	162	50,358
	1/12/2021(8)	—	—	1,401	435,501
	3/31/2021(5)	655	203,607	2,445	760,028
	3/30/2022(4)	1,061	329,812	2,653	824,685
(1)The RSUs vest in installments of 33%, 33% and 34% on the three anniversary dates following the grant date, subject to continued employment.
(2)The market value of the RSUs is based on $310.85 per share, the closing sale price on January 27, 2023, the last trading day of our 2022 fiscal year.
(3)The aggregate dollar value of the PSUs is shown at target payout value based on $310.85 per share, the fair market value on January 27, 2023, the last trading day of our 2022 fiscal year.
(4)The PSUs vest based on a three-year performance period.
(5)The PSUs vest based on a four-year performance period.
(6)Ms. Frank was granted a one-time RSU with a target value of $200,000 which vests in installments of 0%, 50% and 50% on the three anniversary dates following the grant date, subject to continued employment.
(7)Ms. Frank was granted a one-time RSU with a target value of $175,000 which vests in installments of 33%, 33% and 34% on the three anniversary dates following the grant date, subject to continued employment.
(8) Mr. Maestrini was granted a PSU with a target value of $500,000. The award will vest based on the achievement of the 2020-2022 performance period.

2022 Option Exercises and Stock Vested
The following table provides information regarding stock options exercised by our named executive officers during fiscal 2022 and the PSUs and RSUs that vested and the value realized upon vesting by our named executive officers during fiscal 2022. Stock option award value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of common stock acquired on the date of exercise. Stock award value realized is calculated by multiplying the number of shares shown in the table by the closing price of our stock on the date the stock awards vested.

		Option Awards		Stock Awards
Name	Grant Date	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Calvin McDonald	03/28/2019	—	—	35,812	11,881,705
Meghan Frank	02/13/2020	—	—	394	123,574
	03/28/2019	—	—	1,940	643,653
	03/28/2019	—	—	298	98,870
	03/28/2019	—	—	132	43,795
	03/27/2020	—	—	113	37,491
	03/31/2021	—	—	215	78,524
	06/12/2020	—	—	194	54,045
	12/11/2020	—	—	25	8,206
Celeste Burgoyne	03/28/2019	—	—	8,954	2,970,758
	03/28/2019	—	—	609	202,054
	03/27/2020	—	—	525	174,185
	03/31/2021	—	—	538	196,494
Michelle Choe	03/28/2019	—	—	8,954	2,970,758
	03/28/2019	—	—	609	202,054
	03/27/2020	—	—	525	174,185
	03/31/2021	—	—	538	196,494
André Maestrini	01/12/2021	—	—	1,400	464,492
	01/12/2021	—	—	22	6,930
	03/31/2021	—	—	323	117,969
(1)The shares shown in this column represent the total number of shares acquired on the vesting of the stock awards. However, we generally issue shares after deducting the number of shares of our common stock that would be needed to pay applicable taxes.

Potential Post-Employment Payments for Executive Officers
We do not have a predefined involuntary termination severance plan or policy for employees, including our named executive officers. Our practice in an involuntary termination situation for a named executive officer may include the following non-equity benefits:
•Post-employment severance benefits between 0 to 18 months, as detailed under "Potential Payments upon Termination of Employment and Change in Control";
•Salary continuation dependent on the business reason for the termination;
•Lump-sum payment based on job level and years of service with lululemon;
•Paid health care coverage and Consolidated Omnibus Budget Reconciliation Act, or COBRA, payments for a limited time; and
•Outplacement services.
Treatment of Equity Awards Upon Termination of Employment and Change in Control
The following table summarizes how stock options, PSUs, restricted stock awards and RSUs would be treated generally in the event of termination of employment and upon a change in control under our 2014 equity incentive plan and our current standard form of award agreements.
The provisions of individual employment agreements may also establish how stock options, PSUs, restricted stock awards and RSUs would be treated in the event of termination or upon a change in control.

Termination Scenario	Stock Options	PSU	Restricted Stock Awards (RSAs)	RSU
Cause	All options immediately expire.	All PSUs are immediately forfeited.	All unvested shares of restricted stock are immediately forfeited.	All RSUs are immediately forfeited.
Retirement(1)	All unvested options will continue to vest for 12 months following the date of termination and may be exercised within the earlier of three years from the date of termination or the regular expiry date.
A pro rata portion of the number of PSUs that would have become vested if no termination had occurred become fully vested on the PSU vesting date, with the pro rata portion determined based on the number of days the participant was employed during the performance period.
			All unvested shares of restricted stock are immediately forfeited.	All unvested RSUs are immediately forfeited.
Death	All unvested options fully vest upon death and may be exercised within the earlier of 12 months or the regular expiry date.	100% of the target number of PSUs become fully vested as of the date of death.	All unvested shares of restricted stock become fully vested.	All unvested RSUs become fully vested.

Termination Scenario	Stock Options	PSU	Restricted Stock Awards (RSAs)	RSU
Disability	All options may be exercised within 12 months to the extent they were exercisable at the time of termination.	On the PSU vesting date, a number of PSUs become fully vested equal to the number of PSUs that would have become vested if no termination had occurred.	All unvested shares of restricted stock become fully vested.	All unvested RSUs become fully vested.
Other Termination	All options may be exercised within 90 days to the extent they were exercisable at the time of termination. All unvested options are immediately forfeited.
In the event of the participant's voluntary termination, all PSUs are immediately forfeited.
In the event of termination without cause more than 12 months before the end of the performance period, all PSUs granted are immediately forfeited.
In the event of termination without cause within 12 months of the end of the performance period, a pro rata portion of the number of PSUs that would have become vested if no termination had occurred become fully vested on the PSU vesting date, with the pro rata portion determined based on the number of days the participant was employed during the performance period.
			All unvested shares of restricted stock are immediately forfeited.	All unvested RSUs are immediately forfeited (except in the case of some supplemental RSU awards, which vest upon termination without cause).
Change in Control	Board has discretion to determine effect of change in control.
If not assumed or substituted for, 100% of the target number of PSUs become fully vested as of the date of the change in control.
If the participant's service is terminated without cause or for good reason within two years following change in control, 100% of the target number of PSUs become fully vested as of the date of such termination.
Board has discretion to determine effect of change in control on unvested shares of restricted stock.
If not assumed or substituted for, 100% of the RSUs become fully vested as of the date of the change in control.
If the participant's service is terminated without cause or for good reason within two years following change in control, 100% of the RSUs become fully vested as of the date of such termination.

(1)Retirement means an individual's termination of service (other than for cause) after the earlier of the individual's completion of 25 years of service or the date on which the individual reaches at least the age of 55 and has completed at least ten years of service.

Potential Payments upon Termination of Employment and Change in Control
We have an employment agreement with each of our named executive officers, which provides that the named executive officer's employment may be terminated by the executive or by us at any time, with or without cause.
•If the executive voluntarily resigns or we terminate the executive's employment for cause, the executive will receive only accrued base salary then in effect and benefits earned and payable as of the date of termination.
•If we terminate the executive's employment without cause, and subject to the executive's compliance with the surviving terms of the executive's employment agreement and the release of all employment-related claims, each named executive officer will be entitled to the amounts shown in the table below.
•These employment agreements do not provide for any payments or tax gross-up payments triggered by a change in control.
Under the terms of our current 2014 equity incentive plan, the board of directors may take a number of actions with respect to outstanding equity awards in connection with a change in control, including the acceleration of the unvested portion of equity awards or the cancellation of outstanding awards in exchange for substitute awards.
The following table shows the payments and the intrinsic value of accelerated equity awards that would be due to each of our named executive officers upon the termination of employment for various reasons, including termination in connection with a change in control. The amounts provided in the table below assume that each termination was effective as of January 29, 2023 (the last day of our fiscal year) and are merely illustrative of hypothetical events, based on the terms of arrangements that are in effect. The amounts to be payable upon an actual termination of employment can only be determined at the time of such event, based on the facts and circumstances then prevailing.

Name	Termination Scenario	Severance ($)(1)	Intrinsic Value of Accelerated Equity Awards ($)(2)(3)	Total ($)
Calvin McDonald	Cause	—	—	—
	Death	—	18,452,593	18,452,593
	Disability	—	17,357,576	17,357,576
	Change in Control(4)	1,875,000(6)	18,452,593	20,327,593
	Involuntary (without cause)(5)	1,875,000(6)	9,180,045	11,055,045
	Voluntary	—	—	—
Meghan Frank	Cause	—	—	—
	Death	—	2,309,697	2,309,697
	Disability	—	2,343,837	2,343,837
	Change in Control(4)	875,000(7)	2,309,697	3,184,697
	Involuntary (without cause)(5)	875,000(7)	606,186	1,481,186
	Voluntary	—	—	—

Name	Termination Scenario	Severance ($)(1)	Intrinsic Value of Accelerated Equity Awards ($)(2)(3)	Total ($)
Celeste Burgoyne	Cause	—	—	—
	Death	—	6,503,271	6,503,271
	Disability	—	6,090,157	6,090,157
	Change in Control(4)	1,000,000(7)	6,503,271	7,503,271
	Involuntary (without cause)(5)	1,000,000(7)	2,295,300	3,295,300
	Voluntary	—	—	—
Michelle Choe	Cause	—	—	—
	Death	—	6,503,271	6,503,271
	Disability	—	6,090,157	6,090,157
	Change in Control(4)	1,000,000(7)	6,503,271	7,503,271
	Involuntary (without cause)(5)	1,000,000(7)	2,295,300	3,295,300
	Voluntary	—	—	—
André Maestrini	Cause	—	—	—
	Death	—	2,625,861	2,625,861
	Disability	—	3,028,182	3,028,182
	Change in Control(4)	684,966(8)	2,625,861	3,310,828
	Involuntary (without cause)(5)	684,966(8)	903,211	1,588,177
	Voluntary	—	—	—
(1)The dollar amounts shown are in U.S. dollars.
(2)Amounts related to the death, disability, involuntary termination in connection with a change in control, and involuntary termination without cause are based on the intrinsic value of unvested equity awards that would have become vested upon the triggering event on January 29, 2023 based on the fair market value of the stock on such date.
(3)The share-based compensation expense recorded for accounting purposes may differ from the intrinsic value as disclosed in this column.
(4)Amounts shown assume the involuntary termination of the executive officer's employment without cause in addition to the election of the board of directors to accelerate the unvested portion of the outstanding stock options and restricted shares, and 100% vesting of restricted stock units and the target number of PSUs in connection with a change in control.
(5)Also includes termination of the executive officer's employment by the executive officer for "constructive dismissal," which is not specifically defined in the executive's employment agreement.
(6)Amounts payable in equal installments on the company's normal paydays over a 18-month period and will be forfeited if the executive fails to comply with certain restrictive covenants, including non-competition, non-solicitation and non-disparagement agreements.
(7)Amounts payable in equal installments on the company's normal paydays over a 15-month period and will be forfeited if the executive fails to comply with certain restrictive covenants, including non-competition, non-solicitation and non-disparagement agreements.
(8)Amounts payable in equal installments on the company's normal paydays over a 12-month period and will be forfeited if the executive fails to comply with certain restrictive covenants, including non-competition, non-solicitation and non-disparagement agreements.

CEO Pay Ratio
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule that requires companies to disclose the ratio of chief executive officer compensation to that of the median employee. This section discloses the ratio of the annual total compensation of our chief executive officer to that of our median employee and how that ratio was derived.
CEO Compensation
Mr. McDonald, our chief executive officer, had a total annual compensation of $15,663,837 in fiscal 2022, as reflected in the summary compensation table.
Our Median Employee
We are a global company operating in 18 countries with North America being our largest market by geographical split, and continual expansion across the PRC, the rest of Asia Pacific, and Europe. In 2022, we employed approximately 34,000 employees, with a majority of these employees being in part-time retail positions.
Our median employee had an annual total compensation of $21,987 in 2022. As illustrated in the table below, the median employee was an educator (i.e., store associate), that worked on a part-time hourly basis. The median employee earned an average hourly rate of approximately $19.60, inclusive of salary and non-equity incentive plan compensation.
Our store compensation programs are grounded in our pay-for-performance philosophy and are a key component to attracting and retaining talent. We remain committed to investing in our people, and in our efforts to continually provide a holistic collection of benefits for the wellness of our employees.
2022 Pay Ratio
The estimated ratio of Mr. McDonald's total annual compensation was approximately 712 times that of our median employee in fiscal 2022.

Name and Principal Position	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)	Total
Calvin McDonald, Chief Executive Officer	1,250,000	—	4,999,844	4,999,968	4,375,000	39,025	$15,663,837
Educator, Median Employee	18,131	—	—	—	3,856	—	$21,987
Pay Ratio							712
(1)Salary is comprised of base salary pay, overtime pay, double-time pay, statutory holiday pay, and vacation pay earned.
(2)This column reflects the grant date fair value of performance-based restricted stock units granted.
(3)This column reflects the grant date fair value of stock options granted.
(4)Non-equity incentive plan compensation includes monthly, quarterly, and annual performance-based cash awards.

Methodology and Key Assumptions
For the purposes of the chief executive officer pay ratio determination, we have used a consistently applied compensation measure to identify the median employee in fiscal 2022. The below table summarizes our methodology and key assumptions in setting our consistently applied compensation measure.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. Other companies may have different employment and compensation practices, different geographic breadth, perform different types of work, and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. This information is being provided for compliance purposes. Neither the committee nor management used the pay ratio measure in making compensation decisions.

Item	Company Practice
Median Employee
We identify our median employee once every three years if there has been no change in the population or there has been a change in its employee population or employee compensation arrangements that we reasonably believes would result in a significant change to its pay ratio disclosure. Accordingly, we used the same median employee for the fiscal 2022 CEO pay ratio as we did for the 2021 CEO pay ratio disclosure.

Date Selection	The last day of the 2021 fiscal year, January 30, 2022 was used for the determination of the median employee.
Annualized Earnings	Permanent part-time and full-time employees with partial year earnings were annualized to full year earnings for the fiscal year, assuming consistent earnings. Annualized earnings include salary earned, bonus earned, and actual equity granted value. This does not apply to seasonal or temporary employees.
Employee Workforce Definition
Generally, employees who worked any portion of the fiscal year and who were active earners were included. The jurisdictions included in the analysis were Australia, Canada, PRC, the United Kingdom, and the United States of America.

De-Minimus Rule
Employee groups in certain non-U.S. jurisdictions were excluded as the aggregate total of these employees amounts less than 5% of our total employee workforce. The jurisdictions excluded were Denmark, France, Germany, Ireland, India, Japan, Malaysia, the Netherlands, New Zealand, Norway, Singapore, South Korea, Sweden, and Switzerland. The total number of employees excluded from the analysis was approximately 1,000 based on a total workforce of approximately 29,000 as of the last day of fiscal 2021.

Exchange Rates	All figures shown are in U.S. dollars. The amounts originally in non-U.S. dollars were converted to U.S. dollars using the average of the average exchange rates for each fiscal month during the fiscal year.

PAY VERSUS PERFORMANCE
Pay versus Performance Disclosure
Pay Versus Performance Table
The following table shows information detailing (1) the total compensation of our principal executive officer ("PEO") as reported in the summary compensation table ("SCT"), (2) the average total compensation for the remaining named executive officers ("NEOs") collectively (other than the PEO) as reported in the summary compensation table, (3) the executive compensation actually paid to the PEO and (4) the average executive compensation actually paid to the non-PEO NEOs collectively, in each case for the covered fiscal year. The table also shows for each covered fiscal year our cumulative total shareholder return ("TSR") and our peer group's cumulative total shareholder return, our net income, and our operating income (or our adjusted operating income if reported).
•The amounts originally in Canadian dollars were converted to U.S. dollars for this table using the average of the average exchange rates for each fiscal month during the applicable fiscal year. Applying this formula to fiscal 2022, fiscal 2021 and fiscal 2020, CDN$1.00 was equal to USD$0.765, USD$0.799 and USD$0.748, respectively.
•The amounts originally in British pounds were converted to U.S. dollars for this table using the average of the average exchange rates for each fiscal month during the applicable fiscal year. Applying this formula to fiscal 2022 and fiscal 2021, GBP£1.00 was equal to USD$1.226 and USD$1.375, respectively.

					Value of Initial Fixed $100 Investment Based On:
Fiscal Year	SCT Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(1)(3)	Average SCT Total for non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)(3)	TSR ($)	Peer Group TSR ($)(4)	Net Income ($)	Operating Income ($)(5)(6)
2022	15,663,837	18,293,236	4,798,051	5,432,002	129.85	65.40	854,800,000	1,789,069,000
2021	13,265,455	18,826,215	3,801,514	4,642,721	131.96	92.79	975,322,000	1,374,749,000
2020	10,590,106	39,322,881	2,017,947	4,622,741	137.30	95.81	588,913,000	819,986,000

(1) The following table reconciles the PEO Summary Compensation Table total to compensation actually paid:

Fiscal Year(a)	SCT Total ($)	Deductions from SCT Total($)(b)	Addition of Fair Value of Equity Awards Granted in the Year ($)	Addition (Deduction) for Change in Value of Prior Year Awards Unvested at end of Fiscal Year ($)	Addition (Deduction) for Change in Value of Prior Year Awards That Vested during Fiscal Year ($)	Compensation Actually Paid ($)
2022	15,663,837	(9,999,812)	11,539,807	(960,090)	2,049,493	18,293,236
2021	13,265,455	(8,000,140)	12,739,812	(569,174)	1,390,262	18,826,215
2020	10,590,106	(5,999,936)	18,359,863	14,117,535	2,255,314	39,322,881
(a) The PEO for 2020 - 2022 was Calvin McDonald.
(b) The deductions are the grant date fair value of equity-based awards (stock and option awards) granted each year.
(2) The following table reconciles the Non-PEO NEOs Average Summary Compensation Table total to average compensation actually paid:

Fiscal Year(a)	SCT Total ($)	Deductions from SCT Total ($)(b)	Addition of Fair Value of Equity Awards Granted in the Year ($)	Addition (Deduction) for Change in Value of Prior Year Awards Unvested at end of Fiscal Year ($)	Addition (Deduction) for Change in Value of Prior Year Awards That Vested during Fiscal Year ($)	Compensation Actually Paid ($)
2022	4,798,051	(2,625,020)	3,116,518	(176,107)	318,560	5,432,002
2021	3,801,514	(1,874,966)	2,950,245	(92,189)	(141,883)	4,642,721
2020	2,017,947	(1,015,967)	2,289,117	1,817,066	(485,422)	4,622,741
(a) The NEO for each respective year is as follows:
    2022 and 2021: Meghan Frank, Celeste Burgoyne, Michelle Choe and André Maestrini.
    2020: Meghan Frank, Patrick J. Guido (former chief financial officer), Celeste Burgoyne, Michelle Choe and Nicole Neuburger.
(b) The deductions are the grant date fair value of equity-based awards (stock and option awards) granted each year.
(3) The fair values of the equity awards were calculated using valuation assumptions that materially differ from those disclosed at the time of grant, including: (1) the fair value of RSU awards was calculated using the closing price of our common stock as of the last day of the applicable year or on the date of vesting, as applicable; (2) the fair value of PSU awards was estimated using the closing stock price of our common stock as of the last day of the applicable year and adjusted for management’s estimate of performance; and (3) the fair value of options was estimated using the Black-Scholes option-pricing model (which reflects for each particular award and valuation date: adjustments for expected volatility, risk-free interest rate, dividend yield, expected term - calculated using the simplified method, and stock price)
(4) Our peer group TSR is the S&P 500 Apparel, Accessories & Luxury Goods Index.
(5) For purposes of evaluating the achievement of the performance measure in our incentive programs, operating income means earnings before other income and taxes as reported in our financial statements or, if reported, adjusted operating income as reported in our earnings release or other EDGAR filings as applicable.
(6) Refer to the non-GAAP reconciliation table in Appendix B of this proxy statement for reconciliations between the above adjusted non-GAAP financial measures and the most directly comparable measures calculated in accordance with GAAP.

Analysis of the Information Presented in the Pay Versus Performance Table
The graphs opposite show the relationship of compensation actually paid to our chief executive officer and other named executive officers in the fiscal years of 2022, 2021 and 2020 to the following: (1) total shareholder return of both our company and peer group, (2) net income, and (3) operating income (or our adjusted operating income if reported).
The graph for the "Compensation Actually Paid vs. lululemon and Peer Group TSR" assumes the investment of $100 on February 2, 2020 at the closing sale price of our common stock and the S&P 500 Apparel, Accessories & Luxury Goods Index.

Compensation Actually Paid vs. lululemon and Peer Group TSR
Compensation Actually Paid ($000s)
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
Value of Fixed $100 Investment
$160
$140
$120
$100
$80
$60
$40
$20
$0
$100 Investment made on February 2, 2020
2020
2021
2022
Fiscal Year
PEO Compensation Actually Paid
Average Other NEO Compensation Actually Paid
lululemon TSR
Peer Group TSR

Compensation Actually Paid vs. lululemon Operating Income & Net Income
Compensation Actually Paid ($000s)
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
Net Income & Operating Income ($millions)
$2,000
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
2020
2021
2022
Fiscal Year
PEO Compensation Actually Paid
Average Other NEO Compensation Actually Paid
lululemon Operating Income(1)(2)
lululemon Net Income

(1) For purposes of evaluating the achievement of the performance measure in our incentive programs, operating income means earnings before other income and taxes as reported in our financial statements or, if reported, adjusted operating income as reported in our earnings release or other EDGAR filings as applicable.
(2) Refer to the non-GAAP reconciliation table in Appendix B of this proxy statement for reconciliations between the above adjusted non-GAAP financial measures and the most directly comparable measures calculated in accordance with GAAP.

Financial Performance Measures
As discussed in the Compensation Discussion and Analysis, our executive compensation program and compensation decisions reflect the guiding principles of aligning long-term performance with shareholder interests. The metrics used within our incentive plans are selected to support these objectives. The most important financial performance measures used by the company to link executive compensation actually paid to our NEOs for the most recent fiscal year to the company's performance are as follows:
•Operating income (or our adjusted operating income if reported); and
•Net revenue.
The two measures listed above are the only financial measures used in incentive plans linking performance to compensation actually paid for our NEOs.

PROPOSAL NO. 5
APPROVAL OF ADOPTION OF THE LULULEMON 2023 EQUITY INCENTIVE PLAN
Stockholders will be asked to approve the adoption of the lululemon athletica inc. 2023 Equity Incentive Plan (2023 Plan). Our Board of Directors adopted the 2023 Plan on March 22, 2023, subject to and effective upon its approval by stockholders. We are seeking stockholder approval of the 2023 Plan as a successor to and continuation of our lululemon athletica inc. 2014 Equity Incentive Plan (2014 Plan).
No awards will be issued under the 2023 Plan unless stockholders approve it at the annual meeting. If stockholders approve the 2023 Plan, it will become effective on the date of the annual meeting. As discussed in greater detail below, we are asking stockholders to authorize our people, culture and compensation committee to issue up to 4,000,000 shares under the 2023 Plan, less any shares granted on or after April 10, 2023 and prior to the effective date. If stockholders do not approve the 2023 Plan, we will continue to have the authority to grant awards under the 2014 Plan until March 25, 2024. As of April 10, 2023, 11,844,264 shares remained available for issuance under the 2014 Plan.
Stockholder approval of the 2023 Plan will enable us to continue to grant equity awards to individuals and remain competitive with our industry peers. We believe equity awards are critical incentives to recruiting, retaining and motivating the best employees in our industry. Approval of the proposed 2023 Plan will allow us to continue to provide these incentives. If this proposal is not approved, we believe we would be at a significant disadvantage against our competitors for recruiting, retaining and motivating those individuals who are critical to our success, and we could be forced to increase cash compensation, reducing resources available to meet our other business needs.
Vote Required and Board Recommendation
If a quorum is present, the 2023 equity incentive plan will be approved if the votes cast for this proposal exceed the votes cast against this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Our board of directors unanimously recommends a vote "FOR" the approval of the adoption of our 2023 Equity Incentive Plan.

lululemon 2023 Equity Incentive Plan
Factors Regarding Our Equity Usage and Needs
We recognize that it is important to ensure that we are being fiscally responsible with respect to how and when we fund programs that promote our ability to incentivize and retain key talent in a competitive market. We firmly believe that our employees and other key service providers who are provided equity compensation incentives will have a stake in the future success of our business, are highly motivated to achieve the long-term growth objectives of our business and are well-aligned with the interests of our other stockholders to increase stockholder value.
It is essential that we continue the use of equity compensation to better position us in the market and allow us to retain our critical talent while attracting new talent to help us achieve our objectives, which include increasing stockholder value by growing the business. Without stockholder approval of an increase to our equity program share reserve, we will not be able to continue to compete in this highly competitive market. This would ultimately result in the loss of critical talent and inhibit our ability to achieve our business goals. We intend to use the additional requested shares to recruit and retain critical talent. If approved, we anticipate that the share reserve available under the 2023 Plan would allow us to maintain our regular equity compensation program without interruption until at least 2028. The shares reserved under the 2023 Plan may, however, last for a shorter or longer period of time depending on various factors, such as the number of grant recipients, future grant practices, our stock price and forfeiture rates.
Key Features of the 2023 Plan
Some key features of the 2023 Plan are described below with additional detail provided in the Summary of the 2023 Plan below and the full text of the 2023 Plan, a copy of which is attached to this proxy statement as Appendix A.

Administration	The 2023 Plan would generally be administered by the people, culture and compensation committee of our board of directors, which is composed entirely of independent, non-employee directors.
Fungible Share Ratio	Full-value awards (which are awards other than stock options and stock appreciation rights) are charged against the 2023 Plan share reserve at the rate of 1.7 shares for each share actually granted.
Stockholder Approval is Required for Any Additional Shares
The 2023 Plan does not contain an annual “evergreen” provision, but instead reserves a fixed maximum number of shares of common stock. Additional stockholder approval is required to increase that number.

Repricings	Stock options and stock appreciation rights may not be repriced without stockholder approval.
No Liberal Share Recycling	No Liberal Share Recycling: Shares tendered, exchanged or withheld to pay the exercise price with respect to stock options or stock appreciation rights or to satisfy withholding taxes for any awards are not available again for grant.
Award Limits for Non-Employee Directors
The aggregate value of all regular compensation paid to any non-employee director for board services rendered in any calendar year, inclusive of cash and the grant date fair value of equity awards under the 2023 Plan, is limited to $800,000.

Minimum Vesting Requirement	Awards generally vest over a period of no less than 12 months from the date of grant.
No Dividend Payment Until Underlying Shares Vest	Dividends and dividend equivalents on awards vest and are paid only if and to the extent those underlying awards become vested.
Limited Transferability	Awards are not transferable except by will or by the laws of descent and distribution, or under a domestic relations order.

Overhang
The following table provides additional information regarding our overhang, or potential stockholder dilution. Our overhang is equal to the number of shares subject to our outstanding equity awards under the 2014 Plan as of April 10, 2023, plus the number of shares available to be granted, divided by the total shares of common stock outstanding. As of April 10, 2023, there were 127,319,995 shares of our common stock outstanding. The closing price of our common stock as reported on NASDAQ on April 10, 2023 was $363.37 per share.

Number of shares (as of April 10, 2023)
Outstanding Award Type
Stock Options	982,398
Weighted-average exercise price	$263.96
Weighted-average remaining term (years)	3.2
Restricted Stock Units	248,422
Performance Stock Units(1)	180,964
Restricted Shares	4,694
Total Shares subject to outstanding awards	1,416,478

Number of shares remaining available for grant(2)	11,844,264

Overhang(3)	1.11%

Dilution(4)	4.25%
(1) The number of performance stock units that are outstanding at April 10, 2023 reflect the target number of shares that could be earned based on satisfaction of the applicable performance goals.
(2) Does not include shares available for issuance under our Employee Share Purchase Plan.
(3) Overhang is calculated by dividing the sum of (x) the number of shares subject to outstanding awards as of April 10, 2023 (1,416,478) plus (y) the number of shares available under the 2014 Plan for future grants (0), by the number of common shares outstanding at April 10, 2023 (127,319,995 shares with respect the record date).
(4) Dilution is calculated by dividing the sum of (x) number of shares of stock that may be issued under the 2023 Plan (4,000,000), plus (y) the number of shares available under the 2014 Plan for future grants (0), plus (z) the number of shares subject to outstanding awards (1,416,478), by the by the number of common shares outstanding at April 10, 2023 (127,319,995 shares with respect the record date).
Historical Equity Awards
The following table provides information regarding the grant of equity awards over the past three completed fiscal years and which we considered in setting the number of shares available for issuance under the 2023 Plan:

Key Equity Metric	Fiscal 2020	Fiscal 2021	Fiscal 2022
Percentage of equity awards granted to NEOs(1)	26.10%	26.90%	27.50%
Equity burn rate(2)	0.42%	0.38%	0.34%

(1) Percentage of equity awards granted to individuals who were named executive officers (NEOs) in the relevant year is calculated by dividing the number of shares that were issuable under equity awards that were granted to NEOs during the fiscal year by the number of shares issuable under all equity awards that were granted during the fiscal year.
(2) Equity burn rate is calculated by dividing (x) the number of stock options, restricted stock units and restricted shares issuable under equity awards granted during the fiscal year, plus (y) the number of performance stock units vested during the fiscal year, by the (basic) weighted-average number of common shares outstanding during the period.

For purposes of the table above, the number of shares issuable under an award that provides for issuance of a variable number of shares based on the extent to which performance targets are satisfied is deemed to be the target number of shares that may be issued on attainment of target performance targets, even though a lesser number of shares may be or may have been issued based on actual performance.

Summary of the 2023 Plan
The following summarizes the principal features of the 2023 Plan, which is included in its entirety as Appendix A to this proxy statement and is qualified in its entirety by reference to Appendix A.
General
The purpose of the 2023 Plan is to advance the interests of lululemon and our stockholders by providing an incentive program that will enable us to attract and retain employees, consultants and directors and to provide them with an equity interest in the growth and profitability of lululemon. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards, cash-based awards and deferred compensation awards.
Authorized Shares
The maximum number of shares of stock that may be issued under the 2023 Plan in connection with awards will be equal to 4,000,000 shares, less one share for every one share of stock subject to an option or stock appreciation right granted under the 2014 Plan on or after April 10, 2023 and prior to the annual meeting; and less 1.7 shares for every one share of stock subject to an award other than an option or stock appreciation right granted under the 2014 Plan on or after April 10, 2023 and prior to the annual meeting. Any shares of stock that are subject to appreciation awards will be counted against this limit as one share for every one share granted, and any shares of stock that are subject to full value awards will be counted against this limit as 1.7 shares for every one share granted. As described above, if the 2023 Plan becomes effective no additional awards may be granted under the 2014 Plan.
Share Counting
If an outstanding award under the 2023 Plan for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of stock acquired under an award subject to forfeiture or repurchase are forfeited or repurchased by us for an amount not greater than the participant’s purchase price, or after April 10, 2023, an outstanding award under the 2014 Plan expires, is terminated or canceled without having been exercised or settled in full, or if shares acquired under an award subject to forfeiture or repurchase under the 2014 Plan are forfeited or repurchased by us for an amount not greater than the holder’s purchase price, then in each case the shares of stock allocable to the terminated portion of such award or such forfeited or repurchased shares of stock (or award or shares under the 2014 Plan) will again be available for issuance under the 2023 Plan. Shares of stock will not be deemed to have been issued under the 2023 Plan or the 2014 Plan with respect to any portion of an award that is settled in cash. Shares withheld or reacquired by us in satisfaction of tax withholding obligations applicable to awards will not again be available for issuance under the 2023 Plan. Upon payment in shares of stock in connection with the exercise of stock appreciation right under the 2023 Plan or the 2014 Plan, the number of shares available for issuance under the 2023 Plan will be reduced by the gross number of shares subject to the stock appreciation right. If the exercise price of an option under the 2023 Plan or the 2014 Plan is paid by tender, or attestation to the ownership, of shares owned by the participant, or by means of a net-exercise, the number of shares available for issuance under the 2023 Plan will be reduced by the gross number of shares of stock for which the option is exercised. Shares withheld or otherwise not issued in payment of the exercise price of an option, stock appreciation right or fair market value appreciation award granted under the 2014 Plan will not be available for issuance under the 2023 Plan. Shares reacquired by us on the open market or otherwise using cash proceeds from the exercise of options will not be added to the shares authorized for grant under the 2023 Plan.
Any shares that again become available for grant under the 2023 Plan will be added to the share reserve as (1) one share for every one share subject to appreciation awards granted under the 2023 Plan or options or stock appreciation rights granted under the 2014 Plan, and (2) as 1.7 shares for every one share subject to full value awards granted under the 2023 Plan or awards other than options or stock appreciation rights granted under the 2014 Plan.

Adjustments for Capital Structure Changes
Appropriate and proportionate adjustments will be made to the number of shares authorized under the 2023 Plan, to the numerical limits on certain types of awards described below, and to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution to our stockholders in a form other than common stock (excluding normal cash dividends) that has a material effect on the fair market value of our common stock. In such circumstances, the people, culture and compensation committee also has the discretion under the 2023 Plan to adjust other terms of outstanding awards as it deems appropriate.
In addition, to comply with applicable tax rules, the 2023 Plan also limits to 4,000,000 the number of shares that may be issued upon the exercise of incentive stock options granted under the 2023 Plan, as adjusted in accordance with the terms of the 2023 Plan.
Limitation on Awards to Non-Employee Directors
The 2023 Plan provides for an annual limit of $800,000 for cash and equity compensation awarded to each of our non-employee directors (calculating the value of any equity awards based on their grant date fair value for financial reporting purposes). These annual limits do not apply to any compensation for service rendered as an employee or consultant or to any compensation that the board of directors determines is for special services or services beyond that required in the regular course of duties performed by a non-employee director.
Minimum Vesting
All awards other than cash-based awards generally vest or become exercisable no earlier than twelve months from the date on which it was granted, except for the people, culture and compensation committee's discretion to provide for accelerated vesting or exercisability, including in connection with death, disability, retirement, termination of service without cause or upon a change in control. However, 5% of the aggregate number of shares authorized for issuance under the 2023 Plan will not be subject to these minimum vesting requirements. Additionally, substitute awards granted in connection with awards that are assumed, converted or substituted in connection with a merger, acquisition or similar transaction and awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting are not subject to these minimum vesting requirements.
Administration
The 2023 Plan generally will be administered by the people, culture and compensation committee of our board of directors, although our board of directors retains the right to appoint another of its committees to administer the 2023 Plan or to administer the 2023 Plan directly. Subject to the provisions of the 2023 Plan, the committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of awards, and all of their terms and conditions. The committee may, except as otherwise provided by the 2023 Plan, amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. The 2023 Plan provides, subject to certain limitations, for indemnification by us of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2023 Plan. All awards granted under the 2023 Plan will be evidenced by a written or digitally signed agreement between lululemon and the participant specifying the terms and conditions of the award, consistent with the requirements of the 2023 Plan. The committee will interpret the 2023 Plan and awards granted thereunder, and all determinations of the committee generally will be final and binding on all persons having an interest in the 2023 Plan or any award.

Prohibition of Option and Stock Appreciation Right Repricing
The 2023 Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the committee may not provide for any of the following with respect to underwater options or stock appreciation rights (except in connection with adjustments for capital changes discussed above): (1) the cancellation of such outstanding options or stock appreciation rights in exchange for the grant of new options or stock appreciation rights at a lower exercise price or the amendment of outstanding options or stock appreciation rights to reduce the exercise price, (2) the issuance of new full value awards in exchange for the cancellation of such outstanding options or stock appreciation rights, or (3) the cancellation of such outstanding options or stock appreciation rights in exchange for payments in cash. This repricing prohibition also applies to restricted stock purchase rights that require the participant to purchase shares for monetary consideration equal to their fair market value at grant.
Eligibility
Awards may be granted to employees, directors and consultants of lululemon or any present or future parent or subsidiary corporation or other affiliated entity of lululemon. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of lululemon or any parent or subsidiary corporation of lululemon. As of April 10, 2023, we had approximately 34,000 employees, ten non-employee directors, and a limited number of consultants who would be eligible to receive grants under the 2023 Plan. Consistent with past practices, lululemon does not currently intend to grant awards to consultants under the 2023 Plan.
Stock Options
The committee may grant nonstatutory stock options, incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986 (the Code)), or any combination of these. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any parent or subsidiary corporation of lululemon (a 10% Stockholder) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant.
The 2023 Plan provides that the option exercise price may be paid (1) in cash, by check, or cash equivalent; (2) by means of a broker-assisted cashless exercise; (3) by means of a net-exercise procedure; (4) to the extent legally permitted, by tender to us of shares of common stock owned by the participant having a fair market value not less than the exercise price; (5) by such other lawful consideration as approved by the committee; or (6) by any combination of these. Nevertheless, the committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by us, through the participant’s surrender of a portion of the option shares to us.
Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the committee. The maximum term of any option granted under the 2023 Plan is ten years, except that an incentive stock option granted to a 10% Stockholder must have a term not exceeding five years. Unless otherwise determined by the committee, an option generally will remain exercisable for three months following the participant’s termination of service, except that if service terminates as a result of the participant’s death or disability, the option generally will remain exercisable for twelve months, but in any event the option must be exercised no later than its expiration date. An option will terminate immediately upon a participant’s termination for cause (as defined by the 2023 Plan).
Options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant. However, a nonstatutory stock option may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the committee, on condition that the transfer is not for consideration. No dividend equivalents will be paid with respect to options.
Stock Appreciation Rights
The committee may grant stock appreciation rights (SARs), either in tandem with a related option (a Tandem SAR), or independently of any option (a Freestanding SAR). A Tandem SAR requires the option holder to elect between the exercise of the underlying option for shares of common stock or the surrender of the option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the committee. The exercise price of each SAR may not be less than the fair market value of a share of our common stock on the date of grant.
Upon the exercise of any SAR, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. Payment of this amount upon the exercise of a Tandem SAR may be made only in shares of common stock whose fair market value on the exercise date equals the payment amount. At the committee’s discretion, payment of this amount upon the exercise of a Freestanding SAR may be made in cash or shares of common stock. The maximum term of any stock appreciation right granted under the 2023 Plan is ten years. No dividend equivalents will be paid with respect to SARs.
SARs are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant’s lifetime only by the participant. If permitted by the committee, a Tandem SAR related to a nonstatutory stock option and a Freestanding SAR may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the committee (and also subject to the restrictions that any such transfer not be for consideration). Other terms of stock appreciation rights are generally similar to the terms of comparable stock options.
Restricted Stock Awards
The committee may grant restricted stock awards under the 2023 Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, in which stock is issued in consideration for services to us rendered by the participant. The committee determines the purchase price payable under restricted stock purchase awards, which may be less than the current fair market value of our common stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the committee specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired under a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by the committee, a participant will forfeit any shares of restricted stock as to which the vesting restrictions have not lapsed prior to the participant’s termination of service. Unless otherwise determined by the committee, participants holding restricted stock will have the right to vote the shares. To the extent holders of restricted stock have the right to receive any dividends such rights will only vest if, and to the extent, the underlying restricted stock vests.
Restricted Stock Units
The committee may grant restricted stock units under the 2023 Plan, which represent rights to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to us. The committee may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Unless otherwise provided by the committee, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the committee may grant restricted stock units that entitle their holders to dividend equivalent rights, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends we pay. Such rights will only vest if, and to the extent, the underlying restricted stock units vest.
Performance Awards
The committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the committee determines. These awards may be designated as performance shares or performance units, which consist of unfunded bookkeeping entries generally having initial values equal to the fair market value determined on the grant date of a share of common stock in the case of performance shares and a monetary value established by the committee at the time of grant in the case of performance units. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock that are subject to additional vesting) or any combination thereof. The committee may make positive or negative adjustments to performance award payments to participants to reflect the participant’s individual job performance or other factors determined by the committee. The committee may provide for performance award payments in lump sums or installments. If any payment is to be made on a deferred basis, the committee may provide for the payment of dividend equivalent rights or interest during the deferral period.
Dividends and Dividend Equivalents on Performance Awards
In its discretion, the committee may provide for a participant awarded performance shares to receive dividends or dividend equivalent rights with respect to cash dividends paid on our common stock. Such rights will only vest if, and to the extent, the underlying awards vest.
Cash-Based Awards and Other Stock-Based Awards
The committee may grant cash-based awards or other stock-based awards in such amounts and subject to such terms and conditions as the committee determines. Cash-based awards will specify a monetary payment or range of payments, while other stock-based awards will specify a number of shares or units based on shares or other equity-related awards. Such awards may be subject to vesting conditions based on continued performance of service or subject to the attainment of one or more performance goals similar to those described above in connection with performance awards. Settlement of awards may be in cash or shares of common stock, as determined by the committee. A participant will have no voting rights with respect to any such award unless and until shares are issued under the award. The committee may grant dividend equivalent rights with respect to other stock-based awards. Such rights will only vest if, and to the extent, the underlying awards vest. The effect on such awards of the participant’s termination of service will be determined by the committee and stated in the participant’s award agreement.
Deferred Compensation Awards
The 2023 Plan authorizes the committee to establish a deferred compensation award program. If and when implemented, participants designated by the committee, who may be limited to directors or members of a select group of management or highly compensated employees, may make an advance election to receive an award of stock options, stock appreciation rights, restricted stock or restricted stock units in lieu of director fees or bonuses otherwise payable in cash. The committee will determine the basis on which the number of shares subject to an equity award granted in lieu of cash compensation will be determined. Such awards will be subject to the applicable provisions of the 2023 Plan. No dividends or distributions will be paid on shares of stock subject to any deferred compensation awards which are subject to vesting conditions except to the extent that such vesting conditions are satisfied.
Change in Control
Unless otherwise defined in a participant’s award or other agreement with the company, the 2023 Plan provides that a “change in control” occurs upon (1) a person or entity (with certain exceptions described in the 2023 Plan) becoming the direct or indirect beneficial owner of more than 50% of our voting stock; (2) a liquidation or dissolution of lululemon; or (3) a consolidation, share exchange, reorganization or merger of lululemon resulting in the stockholders of lululemon immediately prior to such event not owning at least a majority of the voting power of the resulting entity’s securities outstanding immediately following such event; or (4) the sale or other disposition of all or substantially all the assets of lululemon (other than a transfer of financial assets made in the ordinary course of business for the purpose of securitization).
Unless otherwise provided in the award agreement, any other written agreement between us or any of our affiliates and the participant, or in our director compensation policy, in the event of a change in control outstanding stock awards may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such stock awards, then subject to consummation of the change in control (1) with respect to any such stock awards that are held by individuals whose continuous service has not terminated prior to the effective date of the change in control, the vesting and exercisability provisions of such stock awards will be accelerated in full (and with respect to any performance stock awards, vesting will be deemed satisfied at either 100% of the target level or at such applicable vesting level based on the applicable level of achievement of performance goals through the date of the change in control or a specified date that is within ten days prior to the change in control) and such awards will terminate if not exercised (if applicable) prior to the effective date of the change in control, and (2) with respect to any stock awards that are held by individuals whose continuous service has terminated prior to the effective date of the change in control, the vesting and exercisability provisions of such stock awards will not be accelerated and such awards will terminate if not exercised (if applicable) prior to the effective date of the change in control (except that any reacquisition or repurchase rights held by the company with respect to such stock awards shall not terminate and may continue to be exercised notwithstanding the change in control).
The committee may also provide in the event of consummation of a change in control in which the outstanding stock awards are not assumed, continued or substituted by any surviving or acquiring entity (such that the stock awards will terminate upon the occurrence of the change in control), then with respect to any such stock awards that are held by individuals whose continuous service has not terminated prior to the effective date of the change in control, that the holder of such stock award will receive a payment, if any, equal to the excess of the value of the property the participant would have received upon exercise or settlement of the stock award over the exercise or purchase price (if any) otherwise payable in connection with the stock award.
In the event of a change in control where stock awards are assumed, continued or substituted, the committee may provide in any award agreement for the lapsing of vesting conditions or restrictions, restriction periods, performance goals or other limitations applicable to the stock subject to such award held by a participant who has a qualified termination of service following the change in control. A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control, as provided in the stock award agreement, in any other written agreement between us or any of our affiliates and the participant, or in our director compensation policy.
The vesting of all awards held by any nonemployee director will be accelerated in full upon the change in control if the nonemployee director does not continue to serve as a director of the surviving entity.

Awards Subject to Section 409A of the Code
Certain awards granted under the 2023 Plan may be deemed to constitute “deferred compensation” within the meaning of Section 409A of the Code, which provides rules regarding the taxation of nonqualified deferred compensation plans, and the regulations and other administrative guidance issued under Section 409A of the Code. Any such awards will be required to comply with the requirements of Section 409A of the Code. Notwithstanding any provision of the 2023 Plan to the contrary, the committee is authorized, in its sole discretion and without the consent of any participant, to amend the 2023 Plan or any award agreement as it deems necessary or advisable to comply with Section 409A of the Code.
Amendment, Suspension or Termination
The 2023 Plan will continue in effect until its termination by the committee. The committee may amend, suspend or terminate the 2023 Plan at any time, except that no amendment may be made without stockholder approval that would increase the maximum aggregate number of shares of stock authorized for issuance under the 2023 Plan, change the class of persons eligible to receive incentive stock options, permit (or amend to permit) repricings, or require stockholder approval under any applicable law. No amendment, suspension or termination of the 2023 Plan may affect any outstanding award unless expressly provided by the committee, and, in any event, may not have a materially adverse effect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule, including Section 409A of the Code, or unless expressly provided in the terms and conditions governing the award.
New Plan Benefits
We have not approved any awards that are conditioned on stockholder approval of the 2023 Plan proposal except the grants of annual awards to our non-employee directors as described under “Director Compensation,” which grants will automatically be made at the annual meeting under the 2023 Plan instead of the 2014 Plan subject to stockholder approval of this proposal. We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers and employees under the 2023 Plan because our equity award grants are discretionary in nature. If the proposed 2023 Plan had been in effect in fiscal 2022, we believe the number of awards granted in fiscal 2022 would not have been different from those actually made in that year under the 2014 Plan.
For an understanding of the equity-based compensation awards made in the past to our executive officers under the 2014 Plan, see the 2022 Grants of Plan-Based Awards table and the 2022 Outstanding Equity Awards at Fiscal Year-End table in this proxy statement.
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2023 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.
Incentive Stock Options
A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain.

If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.
Nonstatutory Stock Options
Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.
Stock Appreciation Rights
A participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.
Restricted Stock
A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (1) the date on which the shares become transferable or (2) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may generally elect, under Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired under a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Unit, Performance, Cash-Based and Other Stock-Based Awards
A participant generally will recognize no income upon the receipt of a restricted stock unit, performance share, performance unit, cash-based or other stock-based award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any substantially vested shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by Section 162(m) or other applicable provisions of the Code.
Equity Compensation Plan Information
The following table shows forth information regarding outstanding equity awards and shares reserved for future issuance under our equity compensation plans as of April 10, 2023:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (A)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2) (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))(3) (C)
Equity compensation plans approved by stockholders	1,411,784	$263.96	16,323,570
Equity compensation plans not approved by stockholders	—	—	—
Total	1,411,784	$263.96	16,323,570
(1) This amount represents the following: (1) 982,398 shares subject to outstanding options, (2) 180,964 shares subject to outstanding performance-based restricted stock units, and (3) 248,422 shares subject to outstanding restricted stock units. The options, performance-based restricted stock units, and restricted stock units are all under the 2014 Plan. Restricted shares outstanding under the 2014 Plan have already been reflected in our total outstanding common stock balance.
(2) The weighted-average exercise price is calculated solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding awards of performance-based restricted stock units and restricted stock units, which have no exercise price.
(3) This includes (1) 11,844,264 shares of our common stock available for future issuance under the 2014 Plan and (2) 4,479,306 shares of our common stock available for future issuance under our Employee Share Purchase Plan. The number of shares remaining available for future issuance under the 2014 Plan is reduced by 1.7 shares for each award other than stock options granted and by one share for each stock option award granted. Outstanding awards that expire or are canceled without having been exercised or settled in full are available for issuance again under the 2014 Plan and shares that are withheld in satisfaction of tax withholding obligations for full value awards are also again available for issuance.

Vote Required and Board Recommendation
If a quorum is present, the 2023 Plan will be approved if the votes cast for approval of the 2023 Plan exceed the votes cast against approval of the 2023 Plan.
Our board of directors unanimously recommends a vote "FOR" the approval of the adoption of the lululemon athletica inc. 2023 Equity Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Procedures for Approval of Related Person Transactions
Our board of directors has adopted a written policy for approval of transactions between lululemon and our directors or director nominees, executive officers, shareholders beneficially owning more than 5% of our stock, and each of their respective immediate family members, where the amount involved in the transaction exceeds $120,000 in a single fiscal year and the party to the transaction has or will have a direct or indirect material interest. The policy provides that the audit committee reviews each transaction and determines whether or not to approve or ratify the transaction.
In determining whether to approve or ratify transactions subject to the policy, the audit committee considers, among other factors it deems appropriate, the related person's interest in the transaction and whether the transaction is on terms no less favorable to lululemon than terms that could have been reached with an unrelated third party.
The audit committee has considered and adopted the following standing pre-approvals under the policy for transactions with related persons:
•Employment as an executive officer of lululemon, if the related compensation is either required to be reported in our proxy statement or is approved (or recommended for approval) by the people, culture and compensation committee;
•Any compensation paid to a director if the compensation is required to be reported in our proxy statement;
•Any transaction where the related person's interest arises solely from the ownership of our stock and all holders of our common stock received the same benefit on a pro-rata basis; and
•Any transaction involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.
Transactions with Related Persons
There were no transactions with related persons exceeding $120,000 for fiscal 2022.
We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements, our certificate of incorporation, and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP BY MANAGEMENT
The following table sets forth information concerning the "beneficial ownership" of our common stock as of April 1, 2023 by (1) those persons who we know to beneficially own more than 5% of our outstanding common stock, (2) our directors, (3) the "named executive officers" listed in the summary compensation table, and (4) all of our current directors and executive officers as a group. "Beneficial ownership" is a concept that takes into account shares that may be acquired within 60 days of April 1, 2023 (such as by exercising vested stock options) and shares as to which the named person has or shares voting or investment power.

Beneficial Owner(1)	Number of Shares of Common Stock Owned	Right to Acquire(2)	Number of Shares Beneficially Owned(3)	Percent(4)
FMR LLC(5)	18,359,739	—	18,359,739	14.4%
245 Summer Street
Boston, MA 02210
Dennis J. Wilson(6)	10,717,133	—	10,717,133	8.4%
21 Water Street, Suite 600
Vancouver, BC V6B 1A1
BlackRock, Inc.(7)	7,452,223	—	7,452,223	5.9%
55 East 52nd Street
New York, NY 10055
The Vanguard Group, Inc.(8)	7,416,772	—	7,416,772	5.8%
100 Vanguard Blvd.
Malvern, PA 19355
Michael Casey	57,981	—	57,981	*
Isabel Mahe	311	—	311	*
Kourtney Gibson	1,302	—	1,302	*
Kathryn Henry	3,972	—	3,972	*
Alison Loehnis	658	—	658	*
Jon McNeill	7,423	—	7,423	*
Martha Morfitt(9)	87,488	—	87,488	*
Glenn Murphy	103,390	19,420	122,810	*
David Mussafer	20,270	—	20,270	*
Emily White(10)	17,690	—	17,690	*

Beneficial Owner(1)	Number of Shares of Common Stock Owned	Right to Acquire(2)	Number of Shares Beneficially Owned(3)	Percent(4)
Calvin McDonald	73,793	187,056	260,849	*
Meghan Frank	6,403	10,467	16,870	*
Celeste Burgoyne	11,270	30,665	41,935	*
Michelle Choe	9,098	30,896	39,994	*
André Maestrini	2,830	3,769	6,599	*
Nicole Neuburger	2,811	4,469	7,280	*
Directors and executive officers as a group (16 persons)	406,690	286,742	693,432	*
* Less than 1%.
(1)Unless otherwise indicated, the address of the beneficial owner is c/o lululemon athletica inc., 1818 Cornwall Avenue, Vancouver, British Columbia V6J 1C7.
(2)Represents shares of our common stock issuable upon exercise of options that have vested or will vest within 60 days of April 1, 2023.
(3)Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. The number of shares beneficially owned represents common shares held as of April 1, 2023, and shares of our common stock issuable upon exercise of options or restricted stock units that have vested or will vest within 60 days of April 1, 2023.
(4)Percentages are calculated on the basis of 127,323,000 shares of our common stock and special voting stock outstanding as of April 1, 2023, except that any additional shares of our common stock that a person has the right to acquire within 60 days of April 1, 2023 were deemed to be outstanding for purposes of calculating that person's beneficial ownership.
(5)Based on a Schedule 13G/A filed by FMR LLC with the SEC on February 29, 2023.
(6)Based on Schedule 13D/A filed by Mr. Wilson with the SEC on March 10, 2023.
(7)Based on a Schedule 13G/A filed by the BlackRock Inc., with the SEC on February 1, 2023.
(8)Based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 9, 2023.
(9) Includes 750 shares of common stock gifted to irrevocable grantor trusts for the benefit of the reporting person's children.
(10) Includes 11,101 shares of common stock held by The Kelly-White Living Trust.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than 10% of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. Our employees help our directors and executive officers prepare these reports using information obtained from them and from lululemon's records. We believe our directors, executive officers and 10% stockholders met all applicable Section 16(a) requirements during fiscal 2022, except that due to administrative error Ms. Burgoyne, Ms. Choe, Ms. Gibson, Ms. Frank, Ms. Mahe, Mr. Maestrini, Mr. McDonald, and Ms. Neuburger each filed one late Form 4 to report one transaction.

TRANSACTION OF OTHER BUSINESS
At the date of this proxy statement, the board of directors knows of no other business that will be conducted at the 2023 annual meeting other than as described in this proxy statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

SHAREHOLDER PROPOSALS TO BE PRESENTED
AT THE 2024 ANNUAL MEETING OF SHAREHOLDERS
Shareholder proposals to be included in our proxy statement for our 2024 annual meeting must be received by the company secretary no later than December 29, 2023. Notices must be delivered to the company secretary at our executive offices at 1818 Cornwall Avenue, Vancouver, British Columbia, V6J 1C7. If we change the date of the 2024 annual meeting by more than 30 days from June 7, 2024, then the deadline will be the later of the 90th day prior to the 2024 annual meeting or the 10th day following the day on which we first publicly announce the date of the 2024 annual meeting.
Shareholders wishing to submit a proposal (including a nomination for election as a director) for consideration at the 2024 annual meeting must do so in accordance with the terms of the advance notice provisions in our bylaws. These advance notice provisions require that, among other things, the shareholder give written notice to the company secretary of lululemon no later than the 120th day prior to the first anniversary of the date on which we first mailed this proxy statement. For the 2024 annual meeting, a shareholder's notice of a proposal will be considered timely if received no later than December 29, 2023. Notices must be delivered to the company secretary at our executive offices at 1818 Cornwall Avenue, Vancouver, British Columbia, V6J 1C7. If we change the date of the 2024 annual meeting by more than 30 days from June 7, 2024, then the deadline will be the later of the 90th day prior to the 2024 annual meeting or the 10th day following the day on which we first publicly announce the date of the 2024 annual meeting.

ANNUAL REPORT AND FORM 10-K

A copy of our combined annual report to shareholders and Annual Report on Form 10-K for the fiscal year ended January 29, 2023 will be mailed with this proxy statement to those shareholders that elect to receive a paper copy of the proxy materials. For those shareholders that receive the notice, this proxy statement and our 2022 Annual report are available at www.proxyvote.com.

Whether or not you plan to attend the annual meeting, please vote your shares via the Internet or telephone, as described in the accompanying materials, as soon as possible to ensure that your shares are represented at the meeting, or, if you elect to receive a paper copy of the proxy card by mail, you may mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. If you attend the virtual meeting you will, of course, have the right to revoke the proxy and vote your shares electronically at the meeting.

APPENDIX A - 2023 EQUITY INCENTIVE PLAN
lululemon athletica inc.
2023 EQUITY INCENTIVE PLAN

lululemon athletica inc.
2023 Equity Incentive Plan
1.ESTABLISHMENT, PURPOSE AND TERM OF PLAN.
1.1 Establishment. The lululemon athletica inc. 2023 Equity Incentive Plan (the “Plan”) was approved by the Board on March 22, 2023, and shall be subject to approval by the stockholders of the Company at its 2023 Annual Meeting at which time it shall become effective (the “Effective Date”).
1.2 Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Purchase Rights, Restricted Stock Bonuses, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, Other Stock-Based Awards, and Deferred Compensation Awards.
1.3 Term of Plan. The Plan shall continue in effect until its termination by the Committee; provided, however, that any Incentive Stock Option shall be granted, if at all, within ten (10) years from the earlier of: (i) the date the Board or the Committee most recently approved the applicable number of shares issuable under the Plan pursuant to the exercise of Incentive Stock Options, or (ii) the date the Company’s stockholders most recently approved the maximum applicable number of shares issuable under the Plan pursuant to the exercise of Incentive Stock Options.
2.DEFINITIONS AND CONSTRUCTION.
2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:
(a) “Acquiring Corporation” means in a Change in Control the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be.
(b) “Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “parent,” “subsidiary,” “control” and “controlled by” shall have the meanings assigned such terms for the purposes of registration of securities on Form S-8 under the Securities Act.
(c) “Appreciation Award” (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Purchase Right under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award.
(d) “Award” means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award, Other Stock-Based Award or Deferred Compensation Award granted under the Plan.
(e) “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.
(f) “Board” means the Board of Directors of the Company.
(g) “Cash-Based Award” means an Award denominated in cash and granted pursuant to Section 11.
(h) “Cashless Exercise” means a Cashless Exercise as defined in Section 6.3(b)(i).
(i) “Cause” means (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes any Participating Company public disgrace or disrepute, or adversely affects any Participating Company’s operations or financial performance or the relationship the Company has with any other Participating Company, (ii) gross negligence or willful misconduct with respect to any Participating Company, including, without limitation fraud, embezzlement, theft or proven dishonesty in the course of his employment; (iii) refusal, failure or inability to perform any material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (v) below) to any Participating Company (other than due to a Disability), which failure, refusal or inability is not cured within 10 days after delivery of notice thereof; (iv) material breach of any agreement with or duty owed to any Participating Company; (v) any breach of any obligation or duty to any Participating Company (whether arising by statute, common law, contract or otherwise) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights; or (vi) any other conduct that constitutes “cause” at common law. Notwithstanding the foregoing, if a Participant and the Company (or any other Participating Company) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.
(j) “Change in Control” means, the occurrence of any of the following, in one transaction or a series of related transactions: (i) any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act) becoming a “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the Company’s then outstanding capital stock; (ii) a consolidation, share exchange, reorganization or merger of the Company resulting in the stockholders of the Company immediately prior to such event not owning at least a majority of the voting power of the resulting entity’s securities outstanding immediately following such event; (iii) the sale or other disposition of all or substantially all the assets of the Company (other than a transfer of financial assets made in the ordinary course of business for the purpose of securitization); or (iv) a liquidation or dissolution of the Company.
For the avoidance of doubt, a transaction or a series of related transactions will not constitute a Change in Control if such transaction(s) result(s) in the Company, any successor to the Company, or any successor to the Company’s business, being controlled, directly or indirectly, by the same Person or Persons who controlled the Company, directly or indirectly, immediately before such transaction(s).
(k) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations or administrative guidelines promulgated thereunder.
(l) “Committee” means the Compensation Committee of the Board and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.
(m) “Company” means lululemon athletica inc., a Delaware corporation, or any successor corporation thereto.
(n) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S‑8 under the Securities Act.
(o) “Deferred Compensation Award” means an Award granted to a Participant pursuant to Section 12.
(p) “Director” means a member of the Board.
(q) “Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.
(r) “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award (other than an Appreciation Award) held by such Participant. No Dividend Equivalent Right shall be credited or paid with respect to any Appreciation Award.
(s) “Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion, whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.
(t) “ERISA” means the Employee Retirement Income Security Act of 1974 and any applicable regulations or administrative guidelines promulgated thereunder.
(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(v) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:
(i) Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in such source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.
(ii) Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value of a share of Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by a Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.
(iii) If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.
(w) “Full Value Award” means any Award settled in Stock, other than an Appreciation Award (i.e., (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Purchase Right under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award).
(x) “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.
(y) “Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).
(z) “Insider” means an insider as defined in the Securities Act (British Columbia), only by virtue of being a director or senior officer of a Subsidiary.
(aa) “Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant's rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Committee, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant's rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised, (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other applicable laws.
(bb) “Net Exercise” means a Net Exercise as defined in Section 6.3(b)(iii).
(cc) “Nonemployee Director” means a Director who is not an Employee.
(dd) “Nonemployee Director Award” means any Award granted to a Nonemployee Director.
(ee) “Non-Qualified Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.
(ff) “Officer” means any person designated by the Board as an officer of the Company.
(gg) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option granted pursuant to the Plan.
(hh) “Other Stock-Based Award” means an Award denominated in shares of Stock and granted pursuant to Section 11.
(ii) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.
(jj) “Participant” means any eligible person who has been granted one or more Awards.
(kk) “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.
(ll) “Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.
(mm) “Performance Award” means an Award of Performance Shares or Performance Units.
(nn) “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.
(oo) “Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3.
(pp) “Performance Period” means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.
(qq) “Performance Share” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).
(rr) “Performance Unit” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).
(ss) “Predecessor Plan” means the Company’s 2014 Equity Incentive Plan.
(tt) “Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.
(uu) “Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 8.
(vv)“Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8.

(vw) “Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9 to receive on a future date or event a share of Stock or cash in lieu thereof, as determined by the Committee.
(xx) “Rule 16b‑3” means Rule 16b‑3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.
(yy) SAR” or “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 7 to receive payment, for each share of Stock subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the Award over the exercise price thereof.
(zz) “Section 16 Insider” means an Officer, Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.
(aaa) “Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder.
(bbb) “Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.
(ccc) “Securities Act” means the Securities Act of 1933, as amended.
(ddd) “Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Subject to the terms of the Company’s leave of absence policy and/or the written terms of any leave of absence agreement or policy applicable to the Participant, to the extent permitted by law, the Committee or its designee, in that party’s sole discretion, may determine whether Service will be considered interrupted in the case of (i) any Company approved leave of absence, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Additionally, a leave of absence will be treated as continued Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.
(eee) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.3.
(fff) “Stock Tender Exercise” means a Stock Tender Exercise as defined in Section 6.3(b)(ii).
(ggg) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.
(hhh) “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.
(iii) “Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.
(jjj) “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service.
2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.ADMINISTRATION.
3.1 Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in the administration of the Plan shall be paid by the Company.
3.2 Administration. Directors who are eligible for Awards or have received Awards may vote on any matters affecting the administration of the Plan or the grant of Awards, except that no such member will act upon the grant of an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the grant of Awards to himself or herself.
3.3 Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election. To the extent permitted by applicable law, the Committee may, in its discretion, delegate to a committee comprised of one or more Officers the authority to grant one or more Awards, without further approval of the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider, and to exercise such other powers under the Plan as the Committee may determine; provided, however, that the Committee shall fix the maximum number of shares subject to Awards that may be granted by such Officers and each such Award shall conform to such other limits and guidelines as may be established from time to time by the Committee and as may be required by applicable law.
3.4 Administration with Respect to Section 16 Insiders. With respect to participation by Section 16 Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b‑3.
3.5 Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:
(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;
(b) to determine the type of Award granted;
(c) to determine the Fair Market Value of shares of Stock or other property;
(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;
(e) to determine whether an Award will be settled in shares of Stock, cash, other property or in any combination thereof;
(f) to approve one or more forms of Award Agreement;
(g) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto; provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing;
(h) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service and to adjust the vesting schedules of any Awards in the event a Participant’s full-time employment status changes; provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing;
(i) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards'
(j) to prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock including any Change in Control, for reasons of administrative convenience; and
(k) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.
3.6 Prohibition on Repricing. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Appreciation Awards having exercise prices per share greater than the then Fair Market Value of a share of Stock (“Underwater Awards”) and the grant in substitution therefore of new Appreciation Awards having a lower exercise price, Full Value Awards, or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof. This Section shall not apply to an adjustment pursuant to Section 4.3.
3.7 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.SHARES SUBJECT TO PLAN.
4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.3, as of the Plan’s Effective Date, the maximum number of shares of Stock that may be issued under the Plan pursuant to Awards shall be equal to 4,000,000 shares, less (i) one share for every one share of stock subject to an option, stock appreciation right or similar fair market value appreciation award granted under the Predecessor Plan on or after March 22, 2023 and prior to the Plan’s Effective Date; and (ii) 1.7 shares for every one share of stock subject to an award other than an option, stock appreciation right or similar appreciation right granted under the Predecessor Plan on or after March 22, 2023 and prior to the Plan’s Effective Date. Any shares of Stock that are subject to Appreciation Awards shall be counted against this limit as one share for every one share granted, and any shares of Stock that are subject to Full Value Awards shall be counted against this limit as [1.7] shares for every one share granted. Shares of Stock that may be issued under the Plan pursuant to Awards shall consist of authorized or reacquired shares of Stock or any combination thereof. After the Plan’s Effective Date, no awards may be granted under the Predecessor Plan.
4.2 Share Counting.
(a) If (i) an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, or (ii) after March 22, 2023 an outstanding award under the Predecessor Plan expires, is terminated or canceled without having been exercised or settled in full, or if shares acquired pursuant to an award subject to forfeiture or repurchase under the Predecessor Plan are forfeited or repurchased by the Company for an amount not greater than the holder’s purchase price, then in each case the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock (or award or shares under the Predecessor Plan) shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award (or an award under the Predecessor Plan) that is settled in cash. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations applicable to any Awards or any award granted under the Predecessor Plan shall not again be available for issuance under the Plan. Upon payment in shares of Stock pursuant to the exercise of an SAR the number of shares available for issuance under the Plan shall be reduced by the gross number of shares subject to such SAR. If the exercise price of an Appreciation Award is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net-Exercise, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares of stock for which the award is exercised. Shares withheld or otherwise not issued in payment of the exercise price of an option, stock appreciation right or fair market value appreciation award granted under the Predecessor Plan shall not be available for issuance under the Plan. Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options under the Predecessor Plan shall not be added to the shares of Stock authorized for grant under this Plan.
(b) Any shares of Stock that again become available for grant pursuant to this Section 4.2 shall be added to the share reserve set forth in Section 4.1 as (i) one share of Stock for every one share subject to Appreciation Awards granted under the Plan or options, stock appreciation rights or similar fair market value appreciation awards granted under the Predecessor Plan, and (ii) as 1.7 shares of stock for every one share subject to Full Value Awards granted under the Plan or awards other than options, stock appreciation rights or similar fair market value appreciation awards granted under the Predecessor Plan.
4.3 Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Section 409A and Section 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, the Award limits set forth in Section 5.3, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.
4.4 Assumption or Substitution of Awards. The Committee may, without affecting the number of shares of Stock reserved or available hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code. Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise Options shall not be added to the shares of Stock authorized for grant under this Plan.

5.ELIGIBILITY, PARTICIPATION AND AWARD LIMITATIONS.
5.1 Persons Eligible for Awards. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Non-Qualified Stock Option. Awards other than Incentive Stock Options may be granted only to Employees, Consultants and Directors.
5.2 Participation in the Plan. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.
5.3 Award Limitations.
(a) Incentive Stock Option Limitations.
(i) Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed 4,000,000 shares, subject to adjustment as provided in Section 4.3.
(ii) Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Non-Qualified Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Non-Qualified Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.
(b) Limit on Awards to Nonemployee Directors. Notwithstanding any other provision of the Plan to the contrary, annual compensation awarded to any Nonemployee Director during each calendar year in respect of the Nonemployee Director’s service as a member of the Board during such year, including both shares of Stock subject to Awards and any cash fees paid to such Nonemployee Director

(but excluding any expense reimbursements or distributions from any deferred compensation program applicable to the Nonemployee Director), may not exceed $800,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).
5.4 Minimum Vesting Requirements. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries, (ii) Shares delivered in lieu of fully vested cash payment obligations, (iii) Awards to Non-Employee Directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 4.1 (subject to adjustment under Section 4.3); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, termination without Cause, Disability or a Change in Control, in the terms of the Award Agreement or otherwise.
6.STOCK OPTIONS.
Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
6.1 Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Non-Qualified Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or Section 424(a) of the Code.
6.2 Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.
6.3 Payment of Exercise Price.
(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Committee and subject to the limitations contained in Section 6.3(b), by means of (1) a Cashless Exercise, (2) a Stock Tender Exercise or (3) a Net Exercise (for Non-Qualified Stock Options); (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) by any combination thereof. The Committee may at any time or from time-to-time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.
(i) Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.
(ii) Stock Tender Exercise. A “Stock Tender Exercise” means the delivery of a properly executed exercise notice accompanies by a Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock owned by the Participant having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.
(iii) Net Exercise. A “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of a Non-Qualified Stock Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Non-Qualified Stock Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.
6.4 Effect of Termination of Service.
(a) Option Exercisability. Subject to earlier termination of the Option as otherwise provided by this Plan and unless otherwise provided by the Committee, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate. Except as otherwise provided in the Award Agreement, or other agreement governing the Option, Options shall be subject to the following terms with respect to terminations of Service as follows:
(i) Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of one (1) year after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).
(ii) Death. If the Participant’s Service terminates because of the death of the Participant, the Option, shall thereafter become fully one hundred percent (100%) vested and exercisable on the date on which the Participant’s Service terminated, by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of one (1) year after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.
(iii) Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause: (A) the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act, and (B) any shares of Stock for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such shares of Stock, if any.
(iv) Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death, or Cause, the Option, to the extent unexercised and exercisable for vested shares of Stock on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of ninety (90) days after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.
(b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, and subject to compliance with applicable law, including, but not limited to Section 409A other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 15 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4(a).
6.5 Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the     Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, a Non-Qualified Stock Option may be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S‑8 under the Securities Act, and provided further that no consideration may be received in any transfer. An Incentive Stock Option shall not be assignable or transferable in any manner. Notwithstanding the foregoing, Options may not be transferred to third parties for value.

7.STOCK APPRECIATION RIGHTS.
Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
7.1 Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may only be granted concurrently with the grant of the related Option.
7.2 Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR. Notwithstanding the foregoing, a SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner that would qualify under the provisions of Section 409A.
7.3 Exercisability and Term of SARs.
(a) Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.
(b) Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (i) no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR, and (ii) no Freestanding SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such SAR (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Freestanding SAR, each Freestanding SAR shall terminate ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.
7.4 Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum upon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee, in a lump sum upon the date of exercise of the SAR. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.
7.5 Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion pursuant to a Net Exercise procedure and withholding of Shares as described in Section 17.2.
7.6 Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee, an SAR shall be exercisable after a Participant’s termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.
7.7 Transferability of SARs. During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Non-Qualified Stock Option or a Freestanding SAR may be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S‑8 under the Securities Act, and provided further that no consideration may be received in any transfer. Notwithstanding the foregoing, SARs may not be transferred to third parties for value.

8.RESTRICTED STOCK AWARDS.
Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions.

8.1 Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).
8.2 Purchase Price. The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.
8.3 Purchase Period. A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.
8.4 Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.
8.5 Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.
8.6 Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 8.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that such dividends and distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid, and otherwise shall vest and become nonforfeitable only if the underlying shares of Stock subject to the Restricted Stock Award become vested (including, but not limited to, the satisfaction of any performance related Vesting Conclusion). In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

8.7 Effect of Termination of Service. Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or Disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.
8.8 Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9.RESTRICTED STOCK UNIT AWARDS.
Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
9.1 Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).
9.2 Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.
9.3 Vesting. Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to the Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the satisfaction of the Vesting Conditions automatically shall be determined on the first to occur of (a) the next trading day on which the sale of such shares would not violate the Trading Compliance Policy or (b) the later of (i) last day of the calendar year in which the original vesting date occurred or (ii) the last day of the Company’s taxable year in which the original vesting date occurred.
9.4 Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.
9.5 Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or Disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.
9.6 Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement. Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.
9.7 Nontransferability of Restricted Stock Unit Awards. The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10.PERFORMANCE AWARDS.
Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
10.1 Types of Performance Awards Authorized. Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.
10.2 Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.3, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.
10.3 Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.
10.4 Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of objective or subjective business, financial, individual performance or other performance criteria as determined by the Committee in its discretion (each, a “Performance Measure”) and set forth in the Award Agreement. Performance Targets may, but need not, include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value, an increase or decrease in value, or as a value determined relative to an index, budget or any other standard selected by the Committee and set forth in the Award Agreement
10.5 Settlement of Performance Awards.
(a) Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall determine the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.
(b) Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine.
(c) Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination in accordance with Sections 10.5(a) and (b) payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest.
(d) Provisions Applicable to Payment in Shares. If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock determined by the method specified in the Award Agreement. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.
10.6 Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock. The number of additional Performance Shares (rounded down to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalent Rights shall be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalent Rights may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.
10.7 Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award or in the Participant’s employment agreement, if any, referencing such Awards, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:
(a) Disability. If the Participant’s Service terminates because of the Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.
(b) Death. If the Participant’s Service terminates due to death before the completion of a Performance Period applicable to the Performance Award, the Award shall vest in full based the target level of performance and shall be paid as soon as practicable following the Participant’s death.
(c) Other Termination of Service. If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety.
10.8 Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11. CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS.
Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. Award Agreements evidencing Cash-Based Awards and Other Stock-Based Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

11.1 Grant of Cash-Based Awards. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.
11.2 Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
11.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee. The Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met.
11.4 Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards. Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the requirements of Section 409A.
11.5 Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid in accordance with the provisions set forth in Section 9.4. Dividend Equivalent Rights shall not be granted with respect to Cash-Based Awards. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Other Stock-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of such Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the Award. No dividends or distributions shall be paid on shares of Stock subject to any Other Stock Based Award which are subject to Vesting Conditions except to the extent that such Vesting Conditions are satisfied.
11.6 Effect of Termination of Service. Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s Service. Such provisions shall be determined in the discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.
11.7 Nontransferability of Cash-Based Awards and Other Stock-Based Awards. Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws or foreign law applicable to such shares of Stock.

12.DEFERRED COMPENSATION AWARDS.
12.1 Establishment of Deferred Compensation Award Programs. This Section 12 shall not be effective unless and until the Committee determines to establish a program pursuant to this Section. If the Committee determines that any such program may constitute an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA, the Committee shall adopt and implement such program through a separate subplan to this Plan. Eligibility to participate in such subplan shall be limited to Directors and a select group of management or highly compensated employees, and the Committee shall take all additional actions required to qualify such subplan as a “top-hat” unfunded deferred compensation plan, including filing with the U.S. Department of Labor within 120 days following the adoption of such subplan a notice pursuant to Department of Labor Regulations Section 2520.104-23.
12.2 Terms and Conditions of Deferred Compensation Awards. Deferred Compensation Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. Award Agreements evidencing Deferred Compensation Awards may incorporate all or any of the terms of the Plan by reference and, except as provided below, shall comply with and be subject to the terms and conditions applicable to the appropriate form of Award as set forth in the applicable Section of this Plan.
(a) Limitation on Elections. Notwithstanding any Participant’s prior election to reduce cash compensation pursuant to a program established in accordance with this Section 12, no Deferred Compensation Award may be granted to the Participant after termination of the Plan or termination of the Participant’s Service, and any such cash compensation shall be paid at the normal time and in accordance with the terms of the applicable cash compensation arrangement.
(b) Election Irrevocable. A Participant’s election to reduce cash compensation pursuant to a program established in accordance with this Section 12 shall become irrevocable on the last day of the calendar year prior to the year in which the services are to be rendered with respect to which such cash compensation would otherwise become payable, or at the time otherwise required by Section 409A.
(c) Vesting. Deferred Compensation Awards may be subject to such Vesting Conditions as the Committee determines. No dividends or distributions shall be paid on shares of Stock subject to any Deferred Compensation Awards which are subject to Vesting Conditions except to the extent that such Vesting Conditions are satisfied.

13.STANDARD FORMS OF AWARD AGREEMENT.
13.1 Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means.
13.2 Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

14.CHANGE IN CONTROL.
14.1 Effect of Change in Control on Awards. In the event of a Change in Control, outstanding Awards shall be subject to the definitive agreement entered into by the Company in connection with the Change in Control. Subject to the requirements and limitations of Section 409A, if applicable, the following provisions will apply to Awards in the event of a Change in Control, contingent upon the consummation of the Change in Control, unless otherwise provided in the Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Committee at the time of grant of an Award or in any Nonemployee Director compensation policy of the Company. The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants and in each case may make such determination in its discretion and without the consent of any Participant (unless otherwise provided in the Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Committee at the time of grant of an Award).
14.2 Accelerated Vesting.
(a) Awards Held by Current Participants. In the event of a Change in Control in which the Acquiring Corporation does not assume or continue outstanding Awards or substitute similar stock awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Participants whose Service has not terminated prior to the effective time of the Change in Control (referred to as the "Current Participants"), the vesting of such Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Awards may be exercised) shall be accelerated in full (and with respect to Performance Awards, such vesting shall occur at either: (i) at 100% of the target level of performance, or (ii) at such applicable vesting level based on the level of achievement of performance goals through the date of the Change in Control or a specified date that is within ten (10) days prior to the Change in Control, in each case contingent upon the consummation of such Change in Control), and such Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Change in Control, and any reacquisition or repurchase rights held by the Company with respect to such Awards shall lapse (contingent upon the consummation of the Change in Control).
14.3 Awards Held by Persons Other than Current Participants. In the event of a Change in Control in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar stock awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Awards shall terminate if not exercised (if applicable) prior to the effective time of the Change in Control; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards shall not terminate and may continue to be exercised notwithstanding the Change in Control.
14.4 Assumption or Substitution. In the event of a Change in Control, the Acquiring Corporation, may, without the consent of the Participant, either assume the Company's rights and obligations under outstanding Awards or substitute for outstanding Awards substantially equivalent awards for the Acquiring Corporation's stock. Any Awards which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised or settled no later than immediately prior to the Change in Control shall terminate and cease to be outstanding effective as of the Change in Control. Notwithstanding the foregoing, shares of Stock acquired pursuant to the exercise or settlement of Awards prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Award Agreement evidencing such Award except as otherwise provided in such Award Agreement.
14.5 Cash-Out of Outstanding Stock-Based Awards. The Committee may determine that, upon the consummation of a Change in Control in which the Acquiring Corporation does not assume or continue outstanding Awards or substitute similar stock awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Current Participants each or any such Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market

Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without notice or payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Current Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and, to the extent applicable, in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards or, if determined by the Committee and in compliance with Section 409A, as soon as practicable following the date of consummation of the Change in Control.
14.6 Appointment of Stockholder Representative. As a condition to the receipt of an Award under the Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Change in Control transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf.
14.7 No Automatic Vesting Acceleration. An Award may be subject to additional acceleration of vesting and exercisability upon or after the consummation of a Change in Control as may be provided in the Award Agreement for such Award, in any other written agreement between the Company or any Participating Company and the Participant, or in any Nonemployee Director compensation policy of the Company, but in the absence of such provision, no such acceleration will occur.
14.8 Effect of Change in Control on Nonemployee Director Awards. Subject to the requirements and limitations of Section 409A, if applicable, including as provided by Section 16.4(f), in the event of a Change in Control, each outstanding Nonemployee Director Award shall become immediately exercisable and vested in full to the extent the Nonemployee Director will cease to be a member of the Board of the surviving entity in connection with the Change in Control and, except to the extent assumed, continued, or substituted for, shall be settled effective immediately prior to the time of consummation of the Change in Control.
14.9 Appointment of Stockholder Representative. As a condition to the receipt of an Award under the Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Change in Control transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf.
14.10 Federal Excise Tax Under Section 4999 of the Code.
(a) Excess Parachute Payment. In the event that any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, the Participant, subject to compliance with applicable law, including, but not limited to Section 409A, may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.
(b) Determination by Independent Accountants. To aid the Participant in making any election called for under Section 14.10(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 14.10(a), the Company shall request a determination in writing by independent public accountants selected by the Company (the “Accountants”). As soon as practicable thereafter, the Accountants shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants charge in connection with their services contemplated by this Section.

15.COMPLIANCE WITH SECURITIES LAW.
The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

16.COMPLIANCE WITH SECTION 409A.
16.1 Awards Subject to Section 409A. The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed. The provisions of this Section 16 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation. Such Awards may include, without limitation:
(a) A Non-Qualified Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.
(b) Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below) or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.
Subject to the provisions of Section 409A, the term “Short-Term Deferral Period” means the 2 1/2 month period ending on the later of (i) the 15th day of the third month following the end of the Participant’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning provided by Section 409A.
16.2 Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A, the following rules shall apply to any compensation deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:
(a) Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.
(b) Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to such Participant.
(c) Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 16.3.
16.3 Subsequent Elections. Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:
(a) No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.

(b) Each subsequent Election related to a payment in settlement of an Award not described in Section 16.4(a)(ii), 16.4(a)(iii) or 16.4(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.
(c) No subsequent Election related to a payment pursuant to Section 16.4(a)(iv) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.
(d) Subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 16.3.
16.4 Payment of Section 409A Deferred Compensation.
(a) Permissible Payments. Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:
(i) The Participant’s “separation from service” (as defined by Section 409A);
(ii) The Participant’s becoming “disabled” (as defined by Section 409A);
(iii) The Participant’s death;
(iv) A time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 16.2 or 16.3, as applicable;
(v) A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or
(vi) The occurrence of an “unforeseeable emergency” (as defined by Section 409A).
(b) Installment Payments. It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.
(c) Required Delay in Payment to Specified Employee Pursuant to Separation from Service. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment pursuant to Section 16.4(a)(i) in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant’s separation from service before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.
(d) Payment Upon Disability. All distributions of Section 409A Deferred Compensation payable by reason of a Participant becoming disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon becoming disabled, all such distributions shall be paid in a lump sum upon the determination that the Participant has become disabled.
(e) Payment Upon Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.
(f) Payment Upon Change in Control. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 14.1(b) shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or as required by Section 16.4(c)), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.
(g) Payment Upon Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency. In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award. All distributions with respect to an unforeseeable emergency shall be made in a lump sum upon the Committee’s determination that an unforeseeable emergency has occurred. The Committee’s decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.
(h) Prohibition of Acceleration of Payments. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A.
(i) No Representation Regarding Section 409A Compliance. Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A. No Participating Company shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A.

17.TAX WITHHOLDING.
17.1 Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.
17.2 Withholding in or Directed Sale of Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall be determined by the Company in accordance with the Company’s withholding procedures and considering any accounting consequences or cost, and shall not exceed the applicable maximum statutory withholding rates. The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.

18. AMENDMENT, SUSPENSION OR TERMINATION OF PLAN.
The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.3), (b) no change in the class of persons eligible to receive Incentive Stock Options, (c) any amendment to Section 3.6, and (d) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

19.MISCELLANEOUS PROVISIONS.
19.1 Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.
19.2 Forfeiture Events.
(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service.
(b) All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, the Company’s Policy for Recovery of Incentive-Based Compensation and any other clawback policy that the Company otherwise adopts, to the extent applicable and permissible under applicable law.
(c) No recovery of compensation pursuant to the foregoing provisions will constitute an event giving rise to a Participant’s right to voluntarily terminate employment upon a “resignation for good reason” or for a “constructive termination” or any similar term under any plan or agreement with the Company.
19.3 Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.
19.4 Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.
19.5 Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.3 or another provision of the Plan.
19.6 Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.
19.7 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.
19.8 Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit. In addition, unless a written employment agreement or other service agreement references Awards, a general reference to “benefits” in such agreement shall not be deemed to refer to Awards granted hereunder.
19.9 Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.
19.10 Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.
19.11 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.
19.12 Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.
19.13 Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award, the

Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
19.14 Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares, amount of cash, or other property subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
19.15 Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules.

APPENDIX B - NON-GAAP FINANCIAL MEASURES
We provide certain 2022 and 2021 non-GAAP financial measures in this proxy statement. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of the non-GAAP financial measures follows, which includes more detail on the GAAP financial measure that is most directly comparable to each non-GAAP financial measure, and the related reconciliations between these financial measures.
For 2022, adjusted gross profit, gross margin, and operating income exclude the impairment of goodwill and other assets recognized in relation to our lululemon Studio business unit (formerly MIRROR) and the gain on disposal of assets for the sale of an administrative office building. For 2021, adjusted operating income excludes certain costs incurred in connection with the acquisition of MIRROR. Please refer to Note 5. Property and Equipment, Note 8. Impairment of Goodwill and Other Assets, and Note 9. Acquisition-Related Expenses included in Item 8 of Part II of the Annual Report on Form 10-K for the fiscal year ended January 29, 2023 for further information on the nature of these amounts.
We believe these adjusted financial measures are useful to investors as they provide supplemental information that enable evaluation of the underlying trend in our operating performance, and enable a comparison to our historical financial information. Further, due to the finite and discrete nature of the impairment and disposal gains, we do not consider them as being expected to arise in the normal course of our operations.

	2022
	Gross Profit	Gross Margin	Operating Income
GAAP results	$4,492,340,000	55.4%	$1,328,408,000
lululemon Studio charges:
Obsolescence provision	62,928,000	0.8	62,928,000
Impairment of goodwill	—	—	362,492,000
Impairment of intangible assets	—	—	40,585,000
Impairment of property and equipment	—	—	4,836,000
Gain on disposal of assets	—	—	(10,180,000)
Adjusted results (non-GAAP)	$4,555,268,000	56.2%	$1,789,069,000

2021
Operating Income
GAAP results	$1,333,355,000
Transaction and integration costs	2,989,000
Acquisition-related compensation	38,405,000
Adjusted results (non-GAAP)	$1,374,749,000

LULULEMON ATHLETICA INC.
1818 CORNWALL AVENUE
VANCOUVER, BC CANADA V6J 1C7
ATTN: INVESTOR RELATIONS

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LULU2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V14795-P88954

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LULULEMON ATHLETICA INC.

The Board of Directors recommends you vote FOR all of the following nominees:

1. Election of Directors

Class I Nominees:	**For**	**Against**	**Abstain**
1a. Michael Casey	☐	☐	☐
1b. Glenn Murphy	☐	☐	☐
1c. David Mussafer	☐	☐	☐
Class II Nominees:			
1d. Isabel Mahe	☐	☐	☐

The Board of Directors recommends you vote FOR the following management proposals:	**For**	**Against**	**Abstain**
2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending January 28, 2024.	☐	☐	☐
3. To approve, on an advisory basis, the compensation of the Company's named executive officers.	☐	☐	☐

The Board of Directors has not made a recommendation on the following proposal:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
4. To cast an advisory vote on the frequency of including advisory say-on-pay votes in proxy materials for future shareholder meetings.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following management proposal:	**For**	**Against**	**Abstain**
5. To approve the adoption of the lululemon 2023 Equity Incentive Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V14796-P88954

lululemon athletica inc.
Annual Meeting of Shareholders
June 7, 2023 8:00 AM PDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Calvin McDonald and Meghan Frank, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of lululemon athletica inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 AM PDT on June 7, 2023, via the Internet at: www.virtualshareholdermeeting.com/LULU2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side